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                             FREE WRITING PROSPECTUS - COMPUTATIONAL MATERIALS PART I
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                                            $691,680,000 (APPROXIMATE)

                                       GMAC RFC [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                                 SERIES 2006-RZ4

                                            RAMP SERIES 2006-RZ4 TRUST
                                                  ISSUING ENTITY

                                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                    DEPOSITOR

                                         RESIDENTIAL FUNDING CORPORATION
                                           MASTER SERVICER AND SPONSOR

                                                SEPTEMBER 14, 2006

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                                         CREDIT SUISSE [GRAPHIC OMITTED]

Disclaimer

The depositor has filed a registration statement (File No. 333-131211) (including a prospectus) with the
SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free  writing  prospectus  does not  contain all  information  that is required to be included in the base  prospectus  and the  prospectus  supplement.  The  information  in this free writing  prospectus  is preliminary and is subject to completion or change.  The information in this free writing  prospectus,  if conveyed prior to the time of your  contractual  commitment to purchase any of the securities,  supersedes information  contained in any prior similar materials relating to these securities,  and may be superceded by an additional  free writing  prospectus  provided to you prior to the time you enter into a contract of sale.
This free writing  prospectus is not an offer to sell or solicitation of an offer to buy these  securities in any state where such offer,  solicitation  or sale is not  permitted.  This free writing  prospectus is being  delivered  to you solely to provide  you with  information  about the  offering  of the  securities referred to in this free writing  prospectus and to solicit an offer to purchase the securities,  when, as and if issued.  Any such offer to purchase  made by you will not be  accepted  and will not  constitute  a contractual  commitment  by you to purchase any of the  securities,  until we have  accepted your offer to purchase securities.

A contract of sale will come into being no sooner than the date on which the relevant class of securities has been priced and we have confirmed the allocation of securities to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The  securities  referred to in this free writing  prospectus  are being sold when, as and if issued.  The issuer is not  obligated to issue such  securities or any similar  security and our  obligation to deliver such securities is subject to the terms and conditions of our  underwriting  agreement with the issuer and the  availability  of such  securities  when,  as and if issued by the issuer.  You are  advised  that the terms of the  securities,  and the  characteristics  of the mortgage  loan pool backing  them,  may change
(due,  among other  things,  to the  possibility  that  mortgage  loans that  comprise the pool may become delinquent  or defaulted or may be removed or replaced  and that similar or different  mortgage  loans may be added to the pool,  and that one or more classes of securities may be split,  combined or  eliminated), at any time prior to issuance or availability of a final  prospectus.  You are advised that securities may not be issued that have the characteristics  described in this free writing prospectus.  Our obligation to sell such  securities to you is conditioned on the  securities and the underlying  transaction  having the characteristics  described  in the  preliminary  prospectus.  If for any  reason  we do not  deliver  such securities,  we will notify you, and neither the issuer nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  securities  which you have  committed to  purchase,  and none of the  issuer  nor any  underwriter  will be liable  for any costs or  damages  whatsoever  arising  from or related to such non-delivery.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer
(or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                        RAMP SERIES 2006-RZ4 TRUST
                              MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                        $691,680,000 (APPROXIMATE)
                                           SUBJECT TO REVISION

--------- -------------- ---------------------- -------------- -------------- ------------------------ ----------------- ----------------
                                                                                  PRINCIPAL/ WINDOW                           FINAL
                                 RATINGS                         WAL (YRS.)            (MOS.)            EXP. MATURITY      SCHEDULED
 CLASS    AMOUNT ($)(1)    (MOODY'S/FITCH/S&P)     BOND TYPE   TO CALL/MAT(2)      TO CALL/MAT(2)         TO CALL (2)     MATURITY (5)
--------- -------------- ---------------------- -------------- -------------- ------------------------ ----------------- ----------------
--------- -------------- ---------------------- -------------- -------------- ------------------------ ----------------- ----------------
  A-1      354,651,000         Aaa/AAA/AAA      Sr Fltr (3)(4)  1.00 / 1.00       1 - 22 / 1 - 22         July 2008         June 2029
                                                   Sr Fltr
  A-2      243,467,000         Aaa/AAA/AAA         (3)(4)       3.00 / 3.00      22 - 69 / 22 - 69        June 2012       October 2035
                                                   Sr Fltr
  A-3      72,002,000          Aaa/AAA/AAA         (3)(4)       6.75 / 8.47     69 - 84 / 69 - 187      September 2013    October 2036
                                                   Mezz Fltr
 M-1(6)    50,160,000         Aa1/AA+/NR            (3)(4)                           NOT OFFERED                          October 2036
                                                   Mezz Fltr
 M-2(6)    30,800,000          Aa2/AA/NR            (3)(4)                           NOT OFFERED                          October 2036
                                                   Mezz Fltr
 M-3(6)    18,480,000         Aa3/AA-/NR            (3)(4)                           NOT OFFERED                          October 2036
                                                   Mezz Fltr
 M-4(6)    16,720,000          A1/A+/NR             (3)(4)                           NOT OFFERED                          October 2036
                                                   Mezz Fltr
 M-5(6)    15,840,000           A2/A/NR             (3)(4)                           NOT OFFERED                          October 2036
                                                   Mezz Fltr
 M-6(6)    14,520,000          A3/A-/NR             (3)(4)                           NOT OFFERED                          October 2036
                                                   Mezz Fltr
 M-7(6)    13,640,000        Baa1/BBB+/NR           (3)(4)                           NOT OFFERED                          October 2036
                                                   Mezz Fltr
  M-8      12,320,000         Baa2/BBB/NR           (3)(4)      4.76 / 5.05     37 - 84 / 37 - 112      September 2013    October 2036
                                                   Mezz Fltr
  M-9       9,240,000        Baa3/BBB-/NR           (3)(4)      4.75 / 4.94     37 - 84 / 37 - 103      September 2013    October 2036
 TOTAL     851,840,000
--------- -------------- ---------------------- -------------- -------------- ------------------------ ----------------- ----------------

         NOTES:
(1)      The Class Size is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)      The Offered Certificates will be priced to the Clean-up Call Date at the Prepayment Pricing
         Assumptions:
           Fixed Rate Loans:  100% PPC (4.0% CPR in month 1, building by approximately 1.90909% each month to 25% CPR in month 12, and  remaining constant at 25% CPR thereafter);
           Adjustable Rate Loans:  100% PPC (4.0% CPR in month 1, building by approximately 2.36363%
          each month to 30% CPR by month 12, and remaining constant at 30% CPR thereafter).
(3)      If the 10% Clean-Up Call is not exercised, the margins for the Class A Certificates will double, and the margins for the Class M Certificates will increase by a 1.5x multiple, on the second Distribution Date following the first possible Clean-Up Call Date.  Each class is subject to the Net WAC Cap Rate.
(4)      The pass-through rate for each class of certificates will equal the least of (a) One-Month
          LIBOR plus the related margin per annum, (b) the Net WAC Cap Rate and (c) 14.00% per annum.
          The holders of the Class A Certificates and Class M Certificates may also be entitled to certain payments under the yield maintenance agreement (as described herein).
(5)      The Final Scheduled Distribution Date for the (i) Class A-1 and Class A-2 Certificates are
          calculated at 0% CPR and assuming that no optional termination is exercised and (ii) Class A-3 and Class M Certificates are in the month following the latest maturity date of any mortgage loan in the trust.
     (6) This Free Writing Prospectus does not relate to the M-1 through M-7 Certificates.

TITLE OF SECURITIES:                RAMP Mortgage Asset-Backed Pass-Through Certificates, Series 2006-RZ4.

DEPOSITOR:                          Residential   Asset   Mortgage   Products,   Inc.,   an  affiliate  of
                                    Residential Funding Corporation.

MASTER SERVICER
AND SPONSOR:                        Residential Funding Corporation.

SUBSERVICER:                        The  primary  servicing  will be  provided  by  HomeComings  Financial
                                    Network,  Inc.,  a wholly  owned  subsidiary  of  Residential  Funding
                                    Corporation, with respect to approximately 98% of the Mortgage Loans.

CO-LEAD UNDERWRITERS:               Credit Suisse Securities  (country-regionplaceUSA) LLC and Residential
                                    Funding Securities, LLC.

CO-MANAGER:                         Banc of country-regionplaceAmerica Securities LLC.

TRUSTEE:                            JPMorgan Chase Bank, N.A.

YIELD MAINTENANCE
AGREEMENT COUNTERPARTY:             Barclays Bank PLC.

OFFERED CERTIFICATES:               The Class  A-1,  Class A-2 and Class A-3  Certificates  (collectively, the "Class A Certificates").

..                                   The Class M-1,  Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                                    Class M-7,  Class M-8 and Class M-9  Certificates  (collectively,  the
                                    "Class M Certificates").

                                    The  Class A  Certificates  and  Class M  Certificates  (the  "Offered
                                    Certificates").

CUT-OFF DATE:                       September 1, 2006.

CLOSING DATE:                       On or about September 25, 2006.

DISTRIBUTION DATE:                  Distribution  of principal  and  interest on the Offered  Certificates will be  made  on the  25th  day of  each  month,  or if this is not a business day, on the next business day, commencing in October 2006.

FORM OF OFFERED CERTIFICATES:       The Offered  Certificates will be available in book-entry form through
                                    DTC, Clearstream and Euroclear.

MINIMUM DENOMINATIONS:              The  Class A  Certificates  and the  Class  M-1  Certificates  will be offered in minimum  denominations  of $100,000 and integral  multiples of $1 in excess  thereof.  The Class M-2,  Class M-3, Class M-4, Class
                                    M-5, Class M-6, Class M-7, Class M-8 and Class M-9  Certificates  will
                                    be  offered  in  minimum   denominations   of  $250,000  and  integral
                                    multiples of $1 in excess thereof.

TAX STATUS:                         The Offered  Certificates will be designated as regular interests in a
                                    REMIC and, to such extent,  will be treated as debt  instruments  of a
                                    REMIC for federal income tax purposes.  The Offered  Certificates will also represent an interest in the Yield Maintenance Agreement.

ERISA ELIGIBILITY:                  The Class A  Certificates  may be  eligible  for  purchase by employee benefit  plans that are  subject  to the  Employee  Retirement  Income
                                    Security Act of 1974 or Section  4975 of the Internal  Revenue Code of
                                    1986,  subject to certain  conditions.  The Class M Certificates  will not be eligible  for  purchase by such plans other than with assets of
                                    insurance   company  general  accounts.   However,   investors  should
                                    consult with their  counsel with respect to  consequences  under ERISA and  the  Internal  Revenue  Code of such a  plan's  acquisitions  and ownership of such Offered Certificates.

SMMEA ELIGIBILITY:                  None of the Offered  Certificates are expected to constitute "mortgage related  securities"  for purposes of the  Secondary  Mortgage  Market
                                    Enhancement Act of 1984.

P&I ADVANCES:                       The Master  Servicer  will be  obligated  to  advance,  or cause to be advanced,  cash with respect to  delinquent  payments of principal and interest on the Mortgage Loans to the extent that the Master  Servicer reasonably  believes that such cash advances can be repaid from future payments on the related  Mortgage Loans.  These cash advances are only intended  to  maintain  a  regular  flow  of  scheduled  interest  and principal  payments  on the  certificates  and  are  not  intended  to guarantee or insure against losses.

MONTHLY FEES:                       Subservicing  fee  minimum of  [0.25]%  per  annum,  payable  monthly;
                                    master servicing fee of [0.05]% per annum, payable monthly.

ELIGIBLE MASTER SERVICING
COMPENSATION:                       For any  Distribution  Date,  an  amount  equal to the  lesser  of (a)
                                    one-twelfth  of 0.125% of the aggregate  stated  principal  balance of the Mortgage Loans  immediately  preceding that  Distribution Date and
                                    (b)  the  sum  of the  master  servicing  fee  payable  to the  Master
                                    Servicer   in  respect  of  its  master   servicing   activities   and
                                    reinvestment  income  received  by  the  Master  Servicer  on  amounts payable with respect to that Distribution Date.

OPTIONAL CALL:                      If the aggregate  principal balance of the mortgage loans after giving effect to  distributions  to be made on that  Distribution  Date falls below  10% of  the  principal  balance  as of the  Cut-off  Date,  the
                                    holders  of  the  call  rights  may   terminate   the  trust  on  that
                                    Distribution Date (the "Clean-up Call Date").

MORTGAGE LOANS:                     The  mortgage  pool will  consist  of one- to  four-family,  fixed and adjustable  rate  mortgage  loans secured by first liens on fee simple
                                    or  leasehold  interests  on  residential  mortgage  properties.   The
                                    statistical  pool  of  the  mortgage  loans  described  herein  has an approximate aggregate principal balance of approximately  $882,748,663 as of the Cut-off  Date. At closing,  the mortgage  loans will have an aggregate  principal  balance of approximately  $880,000,000 as of the
                                    Cut-off Date.

REPRESENTATIONS AND
WARRANTIES:                         RFC will  make a  representation  and  warranty  that  each  mortgaged property  is  free of  damage  and in good  repair  as of the  closing date.  In the event  that a  mortgaged  property  is damaged as of the closing  date and that damage  materially adversely  affects the value
                                    of   the   mortgaged    property   or   of   the   interest   of   the
                                    certificateholders   in  the  related  mortgaged   loan, RFC  will  be
                                    required to repurchase the related mortgage loan from the trust.

 CREDIT ENHANCEMENT:

A.   Subordination

                                        Credit  Enhancement for the Class A Certificates  will include the  subordination
                                       of  the  Class  M  Certificates  and  the  overcollateralization   amount.  Credit
                                       Enhancement  for any Class M  Certificates  will include the Class M  Certificates with a lower priority and the overcollateralization amount.

                                        ----------- ----------------------------- ---------------------------------
                                        Class             Initial               Stepdown Date Subordination
                                                        Subordination (1)
                                        ----------- ----------------------------- ---------------------------------
                                        A                      23.85%                          47.70%
                                        M-1                    18.15%                          36.30%
                                        M-2                    14.65%                          29.30%
                                        M-3                    12.55%                          25.10%
                                        M-4                    10.65%                          21.30%
                                        M-5                    8.85%                           17.70%
                                        M-6                    7.20%                           14.40%
                                        M-7                    5.65%                           11.30%
                                        M-8                    4.25%                           8.50%
                                        M-9                    3.20%                           6.40%

                                        ----------- ----------------------------- ---------------------------------

                                        (1) Includes the initial overcollateralization requirement as described herein.

                                        B. OVERCOLLATERALIZATION ("OC")
                                        ----------------------------------------- --------------------
                                        Initial (% Orig)                                  3.20%
                                        OC Target (% Orig)                                3.20%
                                        Stepdown OC Target (% Current)                    6.40%
                                        OC Floor (% Orig)                                 0.50%
                                        ------------------------------------------ --------------------

                                       C. EXCESS CASHFLOW.

                                       Initially equal to approximately  282 bps per annum.  For any  Distribution  Date, the sum of (i) the excess of the  available  distribution  amount  over the sum of
                                       (a) the interest  distribution  amount for the  certificates and (b) the principal remittance amount, (ii) any overcollateralization  reduction amount, and (iii) any amounts  received  by the trust  under the yield  maintenance  agreement  for that
                                       Distribution  Date.  Excess  Cash  Flow  may  be  used  to  protect  the  Class  A
                                       Certificates  and  Class M  Certificates  against  realized  losses  by  making an additional payment of principal to cover the amount of the realized losses.

                                       D.  YIELD MAINTENANCE AGREEMENT

                                       The holders of the  Offered  Certificates  may  benefit  from a series of interest rate cap payments pursuant to a yield maintenance  agreement.  Amounts received by the trust under the yield  maintenance  agreement will be distributed as a part of
                                       Excess Cash Flow, as further  described  above.  The yield  maintenance  agreement will terminate after the Distribution Date in February 2012.
                                        ----------------------------- ---------------------------------

REQUIRED OVERCOLLATERALIZATION
AMOUNT:                             For any  Distribution  Date (i) prior to the Stepdown  Date, an amount equal  to 3.20%  of the  aggregate  stated  principal  balance  of the
                                    Mortgage  Loans as of the Cut-off Date,  (ii) on or after the Stepdown
                                    Date  provided a Trigger  Event is not in effect,  the  greater of (x)
                                    6.40% of the then current aggregate  outstanding  principal balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date  and (y) the  Overcollateralization  Floor or
                                    (iii) on or after the Stepdown  Date if a Trigger  Event is in effect,
                                    the  Required   Overcollateralization   Amount  for  the   immediately
                                    preceding   Distribution  Date.  The  Required   Overcollateralization
                                    Amount will be fully funded on the Closing Date.

OVERCOLLATERALIZATION FLOOR:        An amount  equal to 0.50% of the  aggregate  principal  balance of the
                                    Mortgage Loans as of the Cut-Off Date, or approximately $4,400,000.

EXCESS OVERCOLLATERALIZATION
AMOUNT:                             With  respect to any  Distribution  Date,  the excess,  if any, of the
                                    Overcollateralization  Amount  on  that  Distribution  Date  over  the
                                    Required Overcollateralization Amount on that Distribution Date.

OVERCOLLATERALIZATION AMOUNT:       With respect to any Distribution  Date, the excess, if any, of (a) the aggregate  stated  principal  balance of the Mortgage  Loans as of the first day of the month preceding that Distribution  Date, over (b) the aggregate  certificate  principal  balance of the Class A Certificates and Class M Certificates  before taking into account  distributions of principal to be made on that Distribution Date.

OVERCOLLATERALIZATION INCREASE
AMOUNT:                             With respect to any  Distribution  Date, an amount equal to the lesser of (i) the Excess Cashflow for that  Distribution  Date (to the extent not used to cover  losses)  and (ii) the  excess,  if any,  of (x) the
                                    Required  Overcollateralization Amount for that Distribution Date over
                                    (y) the Overcollateralization Amount for that Distribution Date.

OVERCOLLATERALIZATION REDUCTION
AMOUNT:                             With   respect  to  any   Distribution   Date  for  which  the  Excess
                                    Overcollateralization  Amount  is,  or would  be,  after  taking  into account all other  distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of
                                    (i) the  Excess  Overcollateralization  Amount  for that  Distribution
                                    Date, and (ii) the Principal  Remittance  Amount for that Distribution
                                    Date.

STEPDOWN DATE:                      The  earlier  to  occur  of  (i)  the  Distribution  Date  immediately succeeding the  Distribution  Date on which the aggregate  certificate principal  balance  of the Class A  Certificates  has been  reduced to zero or (ii)  the  later  to  occur  of (x) the  Distribution  Date in
                                    October 2009 and (y) the first  Distribution  Date on which the Senior
                                    Enhancement Percentage is greater than or equal to 47.70%.

SENIOR ENHANCEMENT
PERCENTAGE:                         On any Distribution  Date, the Senior  Enhancement  Percentage will be equal  to a  fraction,  the  numerator  of which is the sum of (x) the aggregate  certificate  principal  balance of the Class M Certificates
                                    immediately   prior   to   that   Distribution   Date   and   (y)  the
                                    Overcollateralization  Amount  immediately  prior to that Distribution
                                    Date, and the denominator of which is the aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date.

TRIGGER EVENT:                      A Trigger Event is in effect on any Distribution  Date on or after the
                                    Stepdown  Date if either  (i) the  Sixty-Plus  Delinquency  Percentage equals or exceeds  [33.55]% of the Senior  Enhancement  Percentage for that  Distribution  Date or (ii) on or after the Distribution  Date in
                                    October 2008 the cumulative  realized  losses on the Mortgage Loans as a  percentage  of  the  initial  aggregate  principal  balance  of the
                                    Mortgage Loans as of the Cut-off Date exceed the following amounts:

                                         DISTRIBUTION DATES
                                                25 - 36

                                                                        [1.60]% in the first month plus an additional
                                                                        1/12th of [2.00]% for each month thereafter

                                                                        [3.60]% for the first month, plus an additional
                                                37 - 48                 1/12th of [2.05]% for every subsequent month;

                                                                        [5.65]% for the first month, plus an additional
                                                49 - 60                 1/12th of [1.65]% for every subsequent month;

                                                                        [7.30]% for the first, plus an additional 1/12th of
                                                 61-72                  [0.95]% for every subsequent month;

                                                                        [8.25]% for the first, plus an additional 1/12th of
                                                73 - 84                 [0.05]% for every subsequent month; and

                                           85 and thereafter            [8.30]%

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                         With respect to any  Distribution  Date on or after the Stepdown Date, the  arithmetic  average,  for each of the  three  Distribution  Dates ending with such  Distribution  Date, of the fraction,  expressed as a percentage,  equal to (x) the aggregate  stated  principal  balance of the Mortgage  Loans that are 60 or more days  delinquent in payment of
                                    principal  and  interest  for  that   Distribution   Date,   including
                                    mortgaged loans in foreclosure and REO, over (y) the aggregate  stated
                                    principal balance of all of the Mortgage Loans  immediately  preceding that Distribution Date.

INTEREST PAYMENTS:                  On  each  Distribution  Date  holders  of  the  certificates  will  be entitled to receive the interest that has accrued on the  certificates at the related  pass-through  rate during the related  Accrual Period, and any interest due on a prior Distribution Date that was not paid.

ACCRUAL PERIOD:                     The Offered  Certificates will be entitled to interest  accrued,  with respect to any  Distribution  Date,  from and  including the preceding
                                    Distribution  Date (or from and including the Closing Date in the case of the first  Distribution Date) to and including the day prior to the then-current Distribution Date calculated on an actual/360-day basis.

NET MORTGAGE RATE:                  With  respect  to any  Mortgage  Loan,  the per  annum  mortgage  rate thereon  minus the per annum rates at which the master  servicing  and subservicing fees are paid.

NET WAC CAP RATE:                   For any  Distribution  Date,  a per annum rate  equal to the  weighted average of the Net Mortgage  Rates of the Mortgage Loans using the Net
                                    Mortgage  Rates  in  effect  for the  scheduled  payments  due on such
                                    Mortgage  Loans  during the  related  due  period,  mumultiplied  by a fraction  equal to 30  divided  by the  actual  number  of days in the related Interest Accrual Period.

BASIS RISK SHORTFALL:                       With  respect to any class of Class A  Certificates  and Class
                                    M  Certificates  and any  Distribution  Date on which  the Net WAC Cap
                                    Rate is used to  determine  the  pass-through  rate for that  class of
                                    certificates,   an  amount   equal  to  the  excess  of  (i)   accrued
                                    certificate  interest for that class calculated at a rate equal to the lesser of (a) One-Month  LIBOR plus the related  Margin and (b) 14.00%
                                    per  annum,  over (ii)  accrued  certificate  interest  for that class calculated  using the Net WAC Cap Rate;  plus any  unpaid  Basis  Risk
                                    Shortfall from prior Distribution  Dates, plus interest thereon to the extent not  previously  paid from Excess Cash Flow, at a rate equal to the related pass-through rate for such Distribution Date.

PREPAYMENT INTEREST
SHORTFALL:                          With respect to any  Distribution  Date, the aggregate  shortfall,  if any, in collections of interest  resulting from mortgagor  prepayments on the  Mortgage  Loans during the  preceding  calendar  month.  These shortfalls  will result  because  interest on  prepayments  in full is distributed  only to the date of  prepayment,  and because no interest is distributed  on  prepayments in part, as these  prepayments in part are  applied  to  reduce  the  outstanding  principal  balance  of the
                                    Mortgage  Loans as of the due date  immediately  preceding the date of prepayment.  No assurance  can be given that the amounts  available to cover  Prepayment  Interest  Shortfalls  will be sufficient  therefor.
                                    Any  Prepayment  Interest  Shortfalls  not covered by Eligible  Master
                                    Servicing  Compensation  or Excess Cash Flow and  allocated to a class of offered  certificates  will accrue  interest at the then applicable pass-through rate on that class of offered certificates.

 RELIEF ACT SHORTFALLS:             With  respect to any  Distribution  Date,  the  shortfall,  if any, in collections  of  interest  resulting  from  the  Servicemembers  Civil
                                    Relief  Act  or  similar   legislation  or   regulation.   Relief  Act
                                    Shortfalls  will  be  covered  by  available  Excess  Cashflow  in the
                                    current   period   only   as   described   under   "Excess    Cashflow
                                    Distributions."  Any Relief Act  Shortfalls  allocated  to the Offered
                                    Certificates  for the  current  period not covered by Excess Cash Flow will remain  unpaid.  Relief Act  Shortfalls  will be  allocated  on a pro rata basis among the certificates.

ALLOCATION OF LOSSES:               Realized losses on the mortgage loans will be allocated as follows:
(i)      to Excess Cashflow;
(ii)     by a reduction in the Overcollateralization Amount until reduced to zero;
(iii)    to the Class M-9 Certificates  until the certificate  principal  balance thereof has been reduced to zero;
(iv)     to the Class M-8 Certificates  until the certificate  principal  balance thereof has been reduced to zero;
(v)      to the Class M-7 Certificates  until the certificate  principal  balance thereof has been reduced to zero;
(vi)     to the Class M-6 Certificates  until the certificate  principal  balance thereof has been reduced to zero;
(vii)    to the Class M-5 Certificates  until the certificate  principal  balance thereof has been reduced to zero;
(viii)   to the Class M-4 Certificates  until the certificate  principal  balance thereof has been reduced to zero;
(ix)     to the Class M-3 Certificates  until the certificate  principal  balance thereof has been reduced to zero;
(x)      to the Class M-2 Certificates  until the certificate  principal  balance thereof has been reduced to zero;
(xi)     to the Class M-1 Certificates  until the certificate  principal  balance thereof has been reduced to zero; and
(xii)    to the  Class  A  Certificates,  on a pro  rata  basis  based  on  their  respective  Certificate
                                                     Principal Balances,  until the certificate  principal
                                                     balances thereof have been reduced to zero.

STEP-UP COUPON:                     The  margins  on the  Class M  Certificates  will  increase  by a 1.5x multiple  of the  original  margin  on the  second  Distribution  Date following the first  possible  Clean-Up Call Date.  The margins on the
                                    Class A Certificates  will increase to 2x the original  margins on the second  Distribution  Date following the first possible  Clean-up Call
                                    Date.

PRINCIPAL PAYMENTS:                 The Class A Principal  Distribution  Amount, with respect to the Class
A Certificates, will be
                                    distributed  to the Class A-1,  Class A-2 and Class A-3  Certificates,
                                    sequentially,  in that order,  in each case,  until  their  respective
                                    Certificate Principal Balance has been reduced to zero.

                                    The  Class  M  Certificates   will  be  subordinate  to  the  Class  A
                                    Certificates,  and will not receive any principal payments until on or after the Stepdown  Date, or if a Trigger  Event is in effect,  unless
                                    the   aggregate   certificate   principal   balance  of  the  Class  A
                                    Certificates have been reduced to zero.

                                    On or  after  the  Stepdown  Date  and if a  Trigger  Event  is not in
                                    effect,  or if the  aggregate  certificate  principal  balance  of the
                                    Class  A  Certificates   has  been  reduced  to  zero,  the  remaining
                                    Principal  Distribution  Amount will be  distributed  in the following order of  priority:  to the  Class  M-1  Certificates,  the  Class M-1
                                    Principal  Distribution  Amount,  to the Class M-2  Certificates,  the
                                    Class   M-2   Principal   Distribution   Amount,   to  the  Class  M-3
                                    Certificates,  the Class M-3  Principal  Distribution  Amount,  to the
                                    Class M-4 Certificates,  the Class M-4 Principal  Distribution Amount,
                                    to the Class M-5  Certificates,  the Class M-5 Principal  Distribution
                                    Amount,  to the  Class  M-6  Certificates,  the  Class  M-6  Principal
                                    Distribution  Amount,  to the  Class M-7  Certificates,  the Class M-7
                                    Principal  Distribution  Amount,  to the Class M-8  Certificates,  the
                                    Class  M-8  Principal   Distribution  Amount  and  to  the  Class  M-9
                                    Certificates,  the Class M-9 Principal  Distribution  Amount,  in each case until the certificate  principal balance thereof has been reduced to zero.

PRINCIPAL DISTRIBUTION
AMOUNT:                             For any  Distribution  Date,  the lesser of (a) the  excess of (x) the available  distribution amount, plus with respect to clauses (iii) and
                                    (iv)  below,   amounts   received  by  the  trustee  under  the  Yield
                                    Maintenance  Agreement,  over (y) the interest distribution amount and
                                    (b) the sum of the following amounts:

                                        (i) the Principal Remittance Amount for the Mortgage Loans;
                                        (ii)the  lesser  of  (a) subsequent  recoveries  for that  Distribution
                                            Date and  (b) the  principal
                                            portion  of any  realized  losses  allocated  to any  class of
                                            Class  A  Certificates  and  Class M  Certificates  on a prior
                                            Distribution Date and remaining unpaid;
                                        (iii)the lesser of (a) the  Excess  Cash Flow for that
                                            Distribution  Date,  to the extent not used in
                                            clause  (ii)  above on such  Distribution  Date,  and  (b) the principal  portion of any realized losses incurred,  or deemed to have been  incurred,  on any Mortgage Loans in the calendar month preceding that  Distribution  Date to the extent covered by Excess Cash Flow for that Distribution Date; and
                                        (iv)the  lesser of  (a) the  Excess  Cash Flow for that
                                            Distribution  Date,  to the  extent not used
                                            pursuant  to  clause  (ii)  and  clause  (iii)  above  on such
                                            Distribution    Date,    and    (b) the    amount    of    any
                                            Overcollateralization  Increase  Amount for that  Distribution
                                            Date;

                                        minus

                                        (v)  the amount of any Overcollateralization Reduction Amount for that
                                                Distribution Date; and
                                        (vi) certain  other  amounts with respect to servicing  modifications as set forth in the pooling and servicing agreement.

                                    In  no  event   will  the   Principal   Distribution   Amount  on  any
                                    Distribution  Date be less than zero or greater  than the  outstanding aggregate  certificate balance of the Class A Certificates and Class M
                                    Certificates.
PRINCIPAL REMITTANCE
AMOUNT:                             For any Distribution Date, the sum of the following  amounts:  (i) the principal  portion of all scheduled  monthly  payments on the Mortgage
                                    Loans  received  or advanced  with  respect to the related due period;
                                    (ii) the  principal  portion of all proceeds of the  repurchase of the
                                    Mortgage Loans or, in the case of substitution,  amounts  representing a principal  adjustment  as  required  in the  pooling  and  servicing
                                    agreement   during  the  preceding   calendar  month;  and  (iii)  the
                                    principal  portion  of all other  unscheduled  collections  other than subsequent  recoveries  received on the related  Mortgage Loans during the preceding calendar month including,  without limitation,  full and partial principal  prepayments made by the respective  mortgagors,  to the extent not distributed in the month.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                        (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for
                                            that  Distribution  Date,  the Principal  Distribution  Amount
                                            for that Distribution Date, or
                                        (ii)on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,
                                            the  lesser  of:  (i) the  Principal  Distribution  Amount for that  Distribution  Date;  and  (ii)  the  excess  of (a)  the
                                            aggregate   certificate  principal  balance  of  the  Class  A
                                            Certificates  immediately  prior  to  that  Distribution  Date over (b) the  lesser of (x) the  product of (1) 52.30% and (2)
                                            the aggregate stated  principal  balance of the Mortgage Loans after  giving  effect  to  distributions  to be  made  on that
                                            Distribution  Date  and (y)  the  aggregate  stated  principal
                                            balance  of  the  Mortgage   Loans  after  giving   effect  to
                                            distributions to be made on that  Distribution  Date, less the
                                            Overcollateralization Floor.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                        (i)  prior to the  Stepdown  Date or on or after the  Stepdown
                                             Date if a Trigger  Event is in effect
                                             for  that   Distribution   Date,   the  remaining   Principal
                                             Distribution   Amount  for  that   Distribution   Date  after
                                             distribution  of the Class A Principal  Distribution  Amount,
                                             or
                                        (ii) on or after the Stepdown  Date if a Trigger Event is not in effect for that  Distribution  Date,
                                             the  lesser  of:  (i) the  remaining  Principal  Distribution
                                             Amount for that Distribution  Date after  distribution of the
                                             Class A Principal  Distribution  Amount;  and (ii) the excess of (a)  the sum of (1) the  aggregate  certificate  principal balance  of the  Class  A  Certificates  (after  taking  into account  the  payment of the Class A  Principal  Distribution
                                             Amount)  and (2) the  certificate  principal  balance  of the
                                             Class   M-1   Certificates    immediately   prior   to   that
                                             Distribution  Date over (b) the lesser of (x) the  product of
                                             (1) 63.70% and (2) the  aggregate  stated  principal  balance of the Mortgage  Loans after giving  effect to  distributions to be made on that  Distribution  Date and (y) the  aggregate stated  principal  balance of the Mortgage Loans after giving effect  to  distributions  to be made  on  that  Distribution
                                             Date, less the Overcollateralization Floor.

CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                        (i) prior to the Stepdown  Date or on or after the Stepdown
                                            Date if a Trigger Event is in effect for
                                            that Distribution Date, the remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class  A   Principal   Distribution   Amount   and  Class  M-1
                                            Principal Distribution Amount, or
                                        (ii)on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,
                                            the  lesser  of:  (i)  the  remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class  A   Principal   Distribution   Amount   and  Class  M-1
                                            Principal  Distribution  Amount;  and (ii) the  excess  of (a)
                                            the sum of (1) the  aggregate  certificate  principal  balance of  the  Class  A  Certificates  and  Class  M-1  Certificates
                                            (after  taking  into  account  the  payment  of  the  Class  A
                                            Principal   Distribution   Amount  and  Class  M-1   Principal
                                            Distribution  Amount for that  Distribution  Date) and (2) the certificate  principal  balance of the Class M-2  Certificates immediately  prior  to that  Distribution  Date  over  (b) the
                                            lesser  of  (x)  the   product  of  (1)  70.70%  and  (2)  the
                                            aggregate  stated  principal  balance  of the  Mortgage  Loans after  giving  effect  to  distributions  to be  made  on that
                                            Distribution  Date  and (y)  the  aggregate  stated  principal
                                            balance  of  the  Mortgage   Loans  after  giving   effect  to
                                            distributions to be made on that  Distribution  Date, less the
                                            Overcollateralization Floor.

CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                        (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for
                                            that Distribution Date, the remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class A Principal  Distribution  Amount,  Class M-1  Principal
                                            Distribution  Amount,  and  Class M-2  Principal  Distribution
                                            Amount, or
                                        (ii)on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,
                                            the  lesser  of:  (i)  the  remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class  A  Principal   Distribution   Amount,   the  Class  M-1
                                            Principal  Distribution  Amount  and the Class  M-2  Principal
                                            Distribution  Amount;  and (ii) the  excess  of (a) the sum of
                                            (1) the aggregate  certificate  principal balance of the Class
                                            A, Class M-1 and Class M-2  Certificates  (after  taking  into account  the  payment  of the Class A  Principal  Distribution
                                            Amount,  the Class M-1 Principal  Distribution  Amount and the
                                            Class   M-2   Principal    Distribution    Amount   for   that
                                            Distribution  Date) and (2) the certificate  principal balance of the  Class  M-3  Certificates  immediately  prior  to  that
                                            Distribution  Date over (b) the  lesser of (x) the  product of
                                            (1) 74.90% and (2) the aggregate stated  principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made  on  that  Distribution  Date  and  (y) the  aggregate stated  principal  balance of the Mortgage  Loans after giving effect  to  distributions  to be  made  on  that  Distribution
                                            Date, less the Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                        (i) prior to the Stepdown  Date or on or after the Stepdown
                                            Date if a Trigger Event is in effect for
                                            that Distribution Date, the remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class A Principal  Distribution  Amount,  Class M-1  Principal
                                            Distribution Amount,  Class M-2 Principal  Distribution Amount
                                            and Class M-3 Principal Distribution Amount, or
                                        (ii)on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,
                                            the  lesser  of:  (i)  the  remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class  A  Principal   Distribution   Amount,   the  Class  M-1
                                            Principal   Distribution   Amount,  the  Class  M-2  Principal
                                            Distribution  Amount and the Class M-3 Principal  Distribution
                                            Amount;  and  (ii)  the  excess  of (a)  the  sum  of (1)  the aggregate  certificate  principal  balance  of  the  Class  A,
                                            Class  M-1,  Class  M-2  and  Class  M-3  Certificates  (after taking  into  account  the  payment  of the Class A  Principal
                                            Distribution  Amount,  the  Class M-1  Principal  Distribution
                                            Amount,  the Class M-2 Principal  Distribution  Amount and the
                                            Class   M-3   Principal    Distribution    Amount   for   that
                                            Distribution  Date) and (2) the certificate  principal balance of the  Class  M-4  Certificates  immediately  prior  to  that
                                            Distribution  Date over (b) the  lesser of (x) the  product of
                                            (1) 78.70% and (2) the aggregate stated  principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made  on  that  Distribution  Date  and  (y) the  aggregate stated  principal  balance of the Mortgage  Loans after giving effect  to  distributions  to be  made  on  that  Distribution
                                            Date, less the Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                        (i) prior to the Stepdown  Date or on or after the Stepdown
                                            Date if a Trigger Event is in effect for
                                            that Distribution Date, the remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class A Principal  Distribution  Amount,  Class M-1  Principal
                                            Distribution   Amount,   Class  M-2   Principal   Distribution
                                            Amount,  Class M-3  Principal  Distribution  Amount  and Class
                                            M-4 Principal Distribution Amount, or
                                        (ii)on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,
                                            the  lesser  of:  (i)  the  remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class  A  Principal   Distribution   Amount,   the  Class  M-1
                                            Principal    Distribution    Amount,   Class   M-2   Principal
                                            Distribution Amount,  Class M-3 Principal  Distribution Amount
                                            and the  Class M-4  Principal  Distribution  Amount;  and (ii)
                                            the  excess  of (a) the sum of (1) the  aggregate  certificate principal  balance  of the  Class A,  Class  M-1,  Class  M-2,
                                            Class  M-3 and  Class  M-4  Certificates  (after  taking  into account  the  payment  of the Class A  Principal  Distribution
                                            Amount,  the Class M-1 Principal  Distribution  Amount,  Class
                                            M-2  Principal   Distribution   Amount,  Class  M-3  Principal
                                            Distribution  Amount and the Class M-4 Principal  Distribution
                                            Amount  for that  Distribution  Date) and (2) the  certificate principal  balance of the Class M-5  Certificates  immediately prior to that  Distribution  Date  over (b) the  lesser of (x)
                                            the  product  of (1)  82.30%  and  (2)  the  aggregate  stated
                                            principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that  Distribution  Date  and
                                            (y) the  aggregate  stated  principal  balance of the Mortgage
                                            Loans  after  giving  effect  to  distributions  to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                        (i) prior to the Stepdown  Date or on or after the Stepdown
                                            Date if a Trigger Event is in effect for
                                            that Distribution Date, the remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class A Principal  Distribution  Amount,  Class M-1  Principal
                                            Distribution   Amount,   Class  M-2   Principal   Distribution
                                            Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4
                                            Principal   Distribution   Amount  and  Class  M-5   Principal
                                            Distribution Amount, or
                                        (ii)on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,
                                            the  lesser  of:  (i)  the  remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class  A  Principal   Distribution   Amount,   the  Class  M-1
                                            Principal    Distribution    Amount,   Class   M-2   Principal
                                            Distribution   Amount,   Class  M-3   Principal   Distribution
                                            Amount,  the Class M-4 Principal  Distribution  Amount and the
                                            Class M-5 Principal  Distribution  Amount; and (ii) the excess of (a)  the  sum of (1) the  aggregate  certificate  principal balance  of the Class A,  Class  M-1,  Class  M-2,  Class M-3,
                                            Class  M-4 and  Class  M-5  Certificates  (after  taking  into account  the  payment  of the Class A  Principal  Distribution
                                            Amount,  the Class M-1 Principal  Distribution  Amount,  Class
                                            M-2  Principal   Distribution   Amount,  Class  M-3  Principal
                                            Distribution Amount,  Class M-4 Principal  Distribution Amount
                                            and the  Class  M-5  Principal  Distribution  Amount  for that
                                            Distribution  Date) and (2) the certificate  principal balance of the  Class  M-6  Certificates  immediately  prior  to  that
                                            Distribution  Date over (b) the  lesser of (x) the  product of
                                            (1) 85.60% and (2) the aggregate stated  principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made  on  that  Distribution  Date  and  (y) the  aggregate stated  principal  balance of the Mortgage  Loans after giving effect  to  distributions  to be  made  on  that  Distribution
                                            Date, less the Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                        (i) prior to the Stepdown  Date or on or after the Stepdown
                                            Date if a Trigger Event is in effect for
                                            that Distribution Date, the remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class A Principal  Distribution  Amount,  Class M-1  Principal
                                            Distribution   Amount,   Class  M-2   Principal   Distribution
                                            Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4
                                            Principal    Distribution    Amount,   Class   M-5   Principal
                                            Distribution  Amount  and  Class  M-6  Principal  Distribution
                                            Amount, or
                                        (ii)on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,
                                            the  lesser  of:  (i)  the  remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class  A  Principal   Distribution   Amount,   the  Class  M-1
                                            Principal    Distribution    Amount,   Class   M-2   Principal
                                            Distribution   Amount,   Class  M-3   Principal   Distribution
                                            Amount,  the  Class M-4  Principal  Distribution  Amount,  the
                                            Class  M-5  Principal  Distribution  Amount  and the Class M-6
                                            Principal  Distribution  Amount;  and (ii) the  excess  of (a)
                                            the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4,
                                            Class  M-5 and  Class  M-6  Certificates  (after  taking  into account  the  payment  of the Class A  Principal  Distribution
                                            Amount,  the Class M-1 Principal  Distribution  Amount,  Class
                                            M-2  Principal   Distribution   Amount,  Class  M-3  Principal
                                            Distribution   Amount,   Class  M-4   Principal   Distribution
                                            Amount,  the Class M-5 Principal  Distribution  Amount and the
                                            Class   M-6   Principal    Distribution    Amount   for   that
                                            Distribution  Date) and (2) the certificate  principal balance of the  Class  M-7  Certificates  immediately  prior  to  that
                                            Distribution  Date over (b) the  lesser of (x) the  product of
                                            (1) 88.70% and (2) the aggregate stated  principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made  on  that  Distribution  Date  and  (y) the  aggregate stated  principal  balance of the Mortgage  Loans after giving effect  to  distributions  to be  made  on  that  Distribution
                                            Date, less the Overcollateralization Floor.

CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                        (i) prior to the Stepdown  Date or on or after the Stepdown
                                            Date if a Trigger Event is in effect for
                                            that Distribution Date, the remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class A Principal  Distribution  Amount,  Class M-1  Principal
                                            Distribution   Amount,   Class  M-2   Principal   Distribution
                                            Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4
                                            Principal    Distribution    Amount,   Class   M-5   Principal
                                            Distribution Amount,  Class M-6 Principal  Distribution Amount
                                            and Class M-7 Principal Distribution Amount, or
                                        (ii)on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,
                                            the  lesser  of:  (i)  the  remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class  A  Principal   Distribution   Amount,   the  Class  M-1
                                            Principal    Distribution    Amount,   Class   M-2   Principal
                                            Distribution   Amount,   Class  M-3   Principal   Distribution
                                            Amount,  the  Class M-4  Principal  Distribution  Amount,  the
                                            Class  M-5  Principal   Distribution  Amount,  the  Class  M-6
                                            Principal   Distribution   Amount  and  Class  M-7   Principal
                                            Distribution  Amount;  and (ii) the  excess  of (a) the sum of
                                            (1) the aggregate  certificate  principal balance of the Class
                                            A, Class  M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5,
                                            Class  M-6 and  Class  M-7  Certificates  (after  taking  into account  the  payment  of the Class A  Principal  Distribution
                                            Amount,  the Class M-1 Principal  Distribution  Amount,  Class
                                            M-2  Principal   Distribution   Amount,  Class  M-3  Principal
                                            Distribution   Amount,   Class  M-4   Principal   Distribution
                                            Amount,  the Class M-5 Principal  Distribution  Amount,  Class
                                            M-6   Principal   Distribution   Amount   and  the  Class  M-7
                                            Principal  Distribution  Amount  for that  Distribution  Date)
                                            and (2) the  certificate  principal  balance  of the Class M-8
                                            Certificates  immediately  prior  to  that  Distribution  Date over (b) the  lesser of (x) the  product of (1) 91.50% and (2)
                                            the aggregate stated  principal  balance of the Mortgage Loans after  giving  effect  to  distributions  to be  made  on that
                                            Distribution  Date  and (y)  the  aggregate  stated  principal
                                            balance  of  the  Mortgage   Loans  after  giving   effect  to
                                            distributions to be made on that  Distribution  Date, less the
                                            Overcollateralization Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                                        (i) prior to the Stepdown  Date or on or after the Stepdown
                                            Date if a Trigger Event is in effect for
                                            that Distribution Date, the remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class A Principal  Distribution  Amount,  Class M-1  Principal
                                            Distribution   Amount,   Class  M-2   Principal   Distribution
                                            Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4
                                            Principal    Distribution    Amount,   Class   M-5   Principal
                                            Distribution   Amount,   Class  M-6   Principal   Distribution
                                            Amount,  Class M-7  Principal  Distribution  Amount  and Class
                                            M-8 Principal Distribution Amount, or
                                        (ii)on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,
                                            the  lesser  of:  (i)  the  remaining  Principal  Distribution
                                            Amount for that  Distribution  Date after  distribution of the
                                            Class  A  Principal   Distribution   Amount,   the  Class  M-1
                                            Principal    Distribution    Amount,   Class   M-2   Principal
                                            Distribution   Amount,   Class  M-3   Principal   Distribution
                                            Amount,  the  Class M-4  Principal  Distribution  Amount,  the
                                            Class  M-5  Principal   Distribution  Amount,  the  Class  M-6
                                            Principal    Distribution    Amount,   Class   M-7   Principal
                                            Distribution  Amount  and  Class  M-8  Principal  Distribution
                                            Amount;  and  (ii)  the  excess  of (a)  the  sum  of (1)  the aggregate  certificate  principal  balance  of  the  Class  A,
                                            Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class
                                            M-6, Class M-7 and Class M-8  Certificates  (after taking into account  the  payment  of the Class A  Principal  Distribution
                                            Amount,  the Class M-1 Principal  Distribution  Amount,  Class
                                            M-2  Principal   Distribution   Amount,  Class  M-3  Principal
                                            Distribution   Amount,   Class  M-4   Principal   Distribution
                                            Amount,  the Class M-5 Principal  Distribution  Amount,  Class
                                            M-6  Principal   Distribution   Amount,  Class  M-7  Principal
                                            Distribution  Amount and the Class M-8 Principal  Distribution
                                            Amount  for that  Distribution  Date) and (2) the  certificate principal  balance of the Class M-9  Certificates  immediately prior to that  Distribution  Date  over (b) the  lesser of (x)
                                            the  product  of (1)  93.60%  and  (2)  the  aggregate  stated
                                            principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that  Distribution  Date  and
                                            (y) the  aggregate  stated  principal  balance of the Mortgage
                                            Loans  after  giving  effect  to  distributions  to be made on that Distribution Date, less the Overcollateralization Floor.

INTEREST DISTRIBUTIONS:                     On each Distribution  Date,  accrued and unpaid interest (less prepayment interest
                                            shortfalls  not covered by  compensating  interest  and Relief
                                            Act  Shortfalls)  will  be  paid  to the  holders  of  Class A
                                            Certificates  and Class M  Certificates  to the  extent of the available  distribution  amount  (after  payment of the master servicing and  sub-servicing  fees) in the following  order of priority:

                                                (i)      To the Class A Certificates, pro rata;
                                                (ii)     To the Class M-1 Certificates;
                                                (iii)    To the Class M-2 Certificates;
                                                (iv)     To the Class M-3 Certificates;
                                                (v)      To the Class M-4 Certificates;
                                                (vi)     To the Class M-5 Certificates;
                                                (vii)    To the Class M-6 Certificates;
                                                (viii)   To the Class M-7 Certificates;
                                                (ix)     To the Class M-8 Certificates; and
                                                (x)      To the Class M-9 Certificates.

EXCESS CASHFLOW
DISTRIBUTIONS:                      On each  Distribution  Date,  the Excess  Cashflow will be distributed among the Certificates in the following order of priority:

                                        (i)      As part of the  Principal  Distribution  Amount  to pay to holders  of the class or  classes  of
                                                     certificates  then entitled to receive  distributions
                                                     in respect of principal  (as  described  above),  the
                                                     principal   portion  of  realized  losses  previously
                                                     allocated   to  reduce  the   certificate   principal
                                                     balance  of any  Class  A  Certificates  and  Class M
                                                     Certificates and remaining unreimbursed,  but only to
                                                     the extent of subsequent recoveries;
                                        (ii)     As part of the Principal  Distribution  Amount, to pay to
                                                     the holders of the Class A Certificates
                                                     and  Class  M  Certificates  in  reduction  of  their
                                                     certificate   principal   balances,   the   principal
                                                     portion of realized  losses  incurred on the Mortgage
                                                     Loans for the preceding calendar month;
                                        (iii)    As part of the Principal  Distribution  Amount to pay any
                                                     Overcollateralization  Increase Amount
                                                     to  the  class  or  classes  of   certificates   then
                                                     entitled  to  receive  distributions  in  respect  of
                                                     principal;
                                        (iv)     To pay the  holders of the Class A  Certificates  and
                                                     Class M  Certificates,  pro rata,  based on
                                                     Prepayment  Interest  Shortfalls  allocated  thereto,
                                                     the  amount  of any  Prepayment  Interest  Shortfalls
                                                     allocated thereto for that Distribution  Date, to the
                                                     extent  not  covered  by  Eligible  Master  Servicing
                                                     Compensation on that Distribution Date;
                                        (v)      To pay the  holders of the Class A  Certificates  and
                                                     Class M  Certificates,  pro rata,  based on
                                                     unpaid  Prepayment  Interest  Shortfalls   previously
                                                     allocated    thereto,    any   Prepayment    Interest
                                                     Shortfalls  remaining unpaid from prior  Distribution
                                                     Dates together with interest thereon;
                                        (vi)     To the  holders  of the  Class A  Certificates,  pro  rata, then to the  holders  of the Class M
                                                     Certificates,  in order of  priority,  any Basis Risk
                                                     Shortfalls  allocated  thereto that remains unpaid as
                                                     of the Distribution Date;
                                        (vii)    To pay the  holders of the Class A  Certificates  and
                                                     Class M  Certificates,  pro rata,  based on
                                                     Relief  Act  Shortfalls  allocated  thereto  on  that
                                                     Distribution  Date,  the  amount  of any  Relief  Act
                                                     Shortfalls occurring in the current Accrual Period;
                                        (viii)   To pay the  holders of the Class A  Certificates,  pro rata, then to the  holders of the Class M
                                                     Certificates,  in order of  priority,  the  principal
                                                     portion of any realized losses  previously  allocated
                                                     thereto that remain unreimbursed; and
                                        (ix)     To pay the holders of the non-offered  Certificates any balance remaining in accordance with the terms of the pooling and servicing agreement.

                                         YIELD MAINTENANCE AGREEMENT

   On the Closing Date,  the Trustee will enter into a Yield  Maintenance  Agreement  with Barclays Bank
   PLC (the  "Counterparty")  for the benefit of the Class A Certificates  and Class M Certificates.  On
   each  Distribution  Date,  payments  under the Yield  Maintenance  Agreement will be made based on an amount  equal to the  lesser of (a) the  notional  amount  set  forth in the table  below and (b) the outstanding  aggregate  certificate  principal of the Class A  Certificates  and Class M Certificates
   immediately  preceding that  Distribution  Date. In exchange for a fixed payment on the Closing Date, the  Counterparty  will be  obligated to make monthly  payments to the Trustee when  one-month  LIBOR exceeds the strike rate of 5.33%  beginning  with the  Distribution  Date in October 2006.  The Yield
   Maintenance Agreement will terminate after the Distribution Date in February 2012.

    ------------------------------------------------------------------------------------------------------------------------

      PERIOD     DISTRIBUTION DATE       NOTIONAL BALANCE           PERIOD    DISTRIBUTION DATE       NOTIONAL BALANCE
    ------------------------------------------------------------------------------------------------------------------------
    ------------------------------------------------------------------------------------------------------------------------
        1           October 25, 2006            851,783,160.06        34            July 25, 2009            260,335,271.64
        2          November 25, 2006            842,569,406.24        35          August 25, 2009            249,543,317.21
        3          December 25, 2006            831,116,225.18        36       September 25, 2009            239,179,002.63
        4           January 25, 2007            817,436,796.38        37         October 25, 2009            242,733,367.96
        5          February 25, 2007            801,560,845.56        38        November 25, 2009            233,780,109.68
        6             March 25, 2007            783,535,100.32        39        December 25, 2009            225,158,612.06
        7             April 25, 2007            763,424,036.11        40         January 25, 2010            216,856,523.61
        8               May 25, 2007            741,309,997.32        41        February 25, 2010            208,861,599.91
        9              June 25, 2007            717,293,403.46        42           March 25, 2010            201,167,778.67
        10             July 25, 2007            691,509,587.95        43           April 25, 2010            193,758,698.18
        11           August 25, 2007            664,627,063.64        44             May 25, 2010            186,623,754.34
        12        September 25, 2007            638,740,382.71        45            June 25, 2010            179,752,755.17
        13          October 25, 2007            613,820,888.55        46            July 25, 2010            173,135,882.48
        14         November 25, 2007            589,832,188.51        47          August 25, 2010            166,763,785.99
        15         December 25, 2007            566,739,368.66        48       September 25, 2010            160,627,432.31
        16          January 25, 2008            544,508,829.72        49         October 25, 2010            154,717,910.27
        17         February 25, 2008            523,108,236.44        50        November 25, 2010            149,026,789.05
        18            March 25, 2008            502,506,472.82        51        December 25, 2010            143,545,969.09
        19            April 25, 2008            482,673,606.61        52         January 25, 2011            138,267,631.17
        20              May 25, 2008            463,580,804.40        53        February 25, 2011            133,184,252.53
        21             June 25, 2008            445,200,331.83        54           March 25, 2011            128,288,689.34
        22             July 25, 2008            427,505,497.99        55           April 25, 2011            123,573,883.46
        23           August 25, 2008            410,470,616.08        56             May 25, 2011            119,033,127.86
        24        September 25, 2008            394,089,337.57        57            June 25, 2011            114,659,966.48
        25          October 25, 2008            378,318,071.42        58            July 25, 2011            110,448,179.79
        26         November 25, 2008            363,134,097.96        59          August 25, 2011            106,392,396.02
        27         December 25, 2008            348,515,449.96        60       September 25, 2011            102,478,320.12
        28          January 25, 2009            334,440,985.25        61         October 25, 2011             98,708,808.77
        29         February 25, 2009            320,890,355.48        62        November 25, 2011             95,078,497.58
        30            March 25, 2009            307,844,156.78        63        December 25, 2011             91,582,223.23
        31            April 25, 2009            295,283,359.62        64         January 25, 2012             88,215,013.69
        32              May 25, 2009            283,189,810.36        65        February 25, 2012             84,972,080.69
        33             June 25, 2009            271,546,049.23

                                                        CONTACT INFORMATION

------------------------------------------------------------------------------------------------------------------------

NAME:                                      TELEPHONE:                  E-MAIL:
John Herbert                               (212) 325-2412              john.herbert@credit-suisse.com
Director
Kenny Rosenberg                            (212) 325-3587              kenneth.rosenberg@credit-suisse.com
Vice President
Stephen Marchi                             (212) 325-0785              stephen.marchi@credit-suisse.com
Analyst
Obi Nwokorie - Structuring                 (212) 325-1991              obi.nwokorie@credit-suisse.com
Director
JC Tan - Structuring                       (212) 325-1037              jc.tan@credit-suisse.com
Associate
Nayan Bhattad - Collateral                 (212) 325-2936              nayan.bhattad@credit-suisse.com
Associate
Tricia Hazelwood - Syndicate               (212) 325-8549              tricia.hazelwood@credit-suisse.com
Managing Director
James Drvostep - Syndicate                 (212) 325-8549              james.drvostep@credit-suisse.com
Associate
Melissa Simmons - Syndicate                (212) 325-8549              melissa.simmons@credit-suisse.com
Assistant Vice President
------------------------------------------ --------------------------- -------------------------------------------------

NAME:                                      TELEPHONE:                   E-MAIL:
MOODY'S
Odile Grisard Boucher                      (212) 553-1382               Odile.GrisardBoucher@moodys.com

S&P
Sharif Mahdavian                           (212) 438-2412               sharif_mahdavian@sandp.com

FITCH
Laura Pokojni                              (212) 908-0228               Laura.pokojni@fitchratings.com

Marc Lessner                               (212) 908-0693               Marc.lessner@fitchratings.com

------------------------------------------ ---------------------------- --------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                FREE WRITING PROSPECTUS - COMPUTATIONAL MATERIALS

                                            $691,680,000 (APPROXIMATE)

                                        GMAC RFC   [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                                 SERIES 2006-RZ4

                                            RAMP SERIES 2006-RZ4 TRUST
                                                  ISSUING ENTITY

                                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                    DEPOSITOR

                                         RESIDENTIAL FUNDING CORPORATION
                                           MASTER SERVICER AND SPONSOR

                                                SEPTEMBER 14, 2006

------------------------------------------------------------------------------------------------------------------
                                               CREDIT SUISSE [GRAPHIC OMITTED]

Disclaimer

The depositor has filed a registration statement (File No. 333-131211) (including a prospectus) with the
SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free  writing  prospectus  does not  contain all  information  that is required to be included in the base  prospectus  and the  prospectus  supplement.  The  information  in this free writing  prospectus  is preliminary and is subject to completion or change.  The information in this free writing  prospectus,  if conveyed prior to the time of your  contractual  commitment to purchase any of the securities,  supersedes information  contained in any prior similar materials relating to these securities,  and may be superceded by an additional  free writing  prospectus  provided to you prior to the time you enter into a contract of sale.

This free writing  prospectus is not an offer to sell or solicitation of an offer to buy these  securities in any state where such offer,  solicitation  or sale is not  permitted.  This free writing  prospectus is being  delivered  to you solely to provide  you with  information  about the  offering  of the  securities referred to in this free writing  prospectus and to solicit an offer to purchase the securities,  when, as and if issued.  Any such offer to purchase  made by you will not be  accepted  and will not  constitute  a contractual  commitment  by you to purchase any of the  securities,  until we have  accepted your offer to purchase securities.

A contract of sale will come into being no sooner than the date on which the relevant class of securities has been priced and we have confirmed the allocation of securities to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The  securities  referred to in this free writing  prospectus  are being sold when, as and if issued.  The issuer is not  obligated to issue such  securities or any similar  security and our  obligation to deliver such securities is subject to the terms and conditions of our  underwriting  agreement with the issuer and the  availability  of such  securities  when,  as and if issued by the issuer.  You are  advised  that the terms of the  securities,  and the  characteristics  of the mortgage  loan pool backing  them,  may change
(due,  among other  things,  to the  possibility  that  mortgage  loans that  comprise the pool may become delinquent  or defaulted or may be removed or replaced  and that similar or different  mortgage  loans may be added to the pool,  and that one or more classes of securities may be split,  combined or  eliminated), at any time prior to issuance or availability of a final  prospectus.  You are advised that securities may not be issued that have the characteristics  described in this free writing prospectus.  Our obligation to sell such  securities to you is conditioned on the  securities and the underlying  transaction  having the characteristics  described  in the  preliminary  prospectus.  If for any  reason  we do not  deliver  such securities,  we will notify you, and neither the issuer nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  securities  which you have  committed to  purchase,  and none of the  issuer  nor any  underwriter  will be liable  for any costs or  damages  whatsoever  arising  from or related to such non-delivery.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer
(or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                    AGGREGATE MORTGAGE LOANS AS OF THE STATISTICAL CALCULATION DATE

SUMMARY                                                                           TOTAL             MINIMUM     MAXIMUM
------------------------------------------------------------------------------------------------------------------------
Aggregate Outstanding Principal Balance                                    $882,748,663
Number of Loans                                                                   5,349
Average Current Loan Balance                                                   $165,031             $17,574    $724,519
(1) Original Loan-to-Value Ratio (%)                                             99.91%              91.00%     107.00%
(1) Mortgage Rate (%)                                                            8.700%              6.000%     12.375%
(1) Net Mortgage Rate (%)                                                        8.228%              4.690%     11.875%
(1) Note Margin (%)                                                              6.647%              2.250%     10.500%
(1) Maximum Mortgage Rate (%)                                                   14.835%             11.375%     18.610%
(1) Minimum Mortgage Rate (%)                                                    7.786%              2.250%     11.825%
(1) Term to Next Rate Adjustment Rate (months)                                       30                   3         117
(1) Remaining Term to Stated Maturity (months)                                      357                 175         478
(1) Debt-to-Income Ratio (%)                                                     42.03%               4.00%      65.00%
(1) (2) Credit Score                                                                661                 580         817
------------------------------------------------------------------------------------------------------------------------
(1) Weighted Average reflected in Total.
(2) 100.00% of the Aggregate Mortgage Loans have Credit Scores.
------------------------------------------------------------------------------------------------------------------------
                                                                                                (A)      PERCENT OF
                                                                                                         CUT-OFF DATE
                                                    RANGE                                          PRINCIPAL BALANCE
         Product Type                               Adjustable Rate                                            78.38%
                                                    Fixed Rate                                                 21.62%

      Interest Only Mortgage Loans                                                                             17.82%
      Balloon Mortgage Loans                                                                                   10.66%

         Lien                                       First                                                     100.00%

         Property Type                              Single Family (Detached)                                   74.62%
                                                    Detached PUD                                               11.58%
                                                    Condo Under 5 Stories                                       5.35%
                                                    Two- to Four-Family                                         5.26%
                                                    Attached PUD                                                1.69%
                                                    Townhouse/Rowhouse                                          0.99%
                                                    Condo Over 8 Stories                                        0.34%
                                                    Mid-Rise Condo (5-8 Stories)                                0.14%
                                                    Leasehold                                                   0.03%

         Documentation Type                         Full Documentation                                         65.11%
                                                    Reduced Documentation                                      33.60%
                                                    No Stated Income                                            1.12%
                                                    No Income / No Asset Verified                               0.16%

         Geographic Distribution
                                                    Florida                                                     8.44%
                                                    Georgia                                                     6.02%
                                                    Ohio                                                        5.43%
                                                    Illinois                                                    4.90%
                                                    Maryland                                                    4.35%

         Number of States (including DC)                                                                          50

         Largest Zip Code Concentration             20906                                                       0.20%

         Loans with Prepayment Penalties                                                                       73.04%
------------------------------------------------------------------------------------------------------------------------

                        CREDIT SCORE DISTRIBUTION OF THE AGGREGATE MORTGAGE LOANS

  ----------------------------------------------------------------------------------------------------------------------------
              RANGE OF               NUMBER OF                     PERCENTAGE OF    AVERAGE       WEIGHTED        WEIGHTED
                                                                                                                  AVERAGE
                                      MORTGAGE      PRINCIPAL        AGGREGATE     PRINCIPAL       AVERAGE     LOAN-TO-VALUE
            CREDIT SCORES              LOANS         BALANCE      MORTGAGE LOANS    BALANCE     CREDIT SCORE       RATIO
  ----------------------------------------------------------------------------------------------------------------------------
  580 - 599                                  524      $77,277,822           8.75%     $147,477             589         99.72%
  600 - 619                                  951      144,346,984           16.35      151,784             609          99.95
  620 - 639                                  648      107,319,054           12.16      165,616             628          99.94
  640 - 659                                  841      151,998,623           17.22      180,736             649          99.72
  660 - 679                                  567      109,719,890           12.43      193,510             668          99.78
  680 - 699                                  548       97,931,916           11.09      178,708             689          99.75
  700 - 719                                  337       56,533,561            6.40      167,755             710         100.29
  720 - 739                                  340       52,969,013            6.00      155,791             728         100.21
  740 - 759                                  270       38,769,642            4.39      143,591             749         100.20
  760 - 779                                  187       26,863,498            3.04      143,655             769         100.30
  780 - 799                                   95       14,001,169            1.59      147,381             788         100.35
  800 - 819                                   41        5,017,491            0.57      122,378             808         100.22
  ----------------------------------------------------------------------------------------------------------------------------
  TOTAL:                                   5,349     $882,748,663         100.00%     $165,031             661         99.91%
  ----------------------------------------------------------------------------------------------------------------------------
As of the cut-off date, the weighted average credit score is approximately 661.

                         DEBT-TO-INCOME RATIOS OF THE AGGREGATE MORTGAGE LOANS

  -----------------------------------------------------------------------------------------------------------------------
              RANGE OF               NUMBER OF                    PERCENTAGE OF    AVERAGE     WEIGHTED      WEIGHTED
                                                                                                AVERAGE      AVERAGE
           DEBT-TO-INCOME             MORTGAGE      PRINCIPAL       AGGREGATE     PRINCIPAL     CREDIT    LOAN-TO-VALUE
             RATIOS (%)                LOANS         BALANCE      MORTGAGE LOANS   BALANCE       SCORE        RATIO
  -----------------------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------------------
  Not Available                              119      $19,827,001          2.25%     $166,613         673         98.80%
  20.00 or less                              138       20,975,745           2.38      151,998         677          99.53
  20.01 - 25.00                              202       24,234,343           2.75      119,972         664          99.65
  25.01 - 30.00                              334       41,460,142           4.70      124,132         670         100.02
  30.01 - 35.00                              577       82,107,343           9.30      142,300         671         100.10
  35.01 - 40.00                              886      137,395,723          15.56      155,074         666         100.06
  40.01 - 45.00                            1,194      203,504,452          23.05      170,439         668          99.98
  45.01 - 50.00                            1,513      273,451,337          30.98      180,735         655          99.85
  50.01 - 55.00                              368       76,018,922           8.61      206,573         637          99.95
  55.01 - 60.00                               15        3,055,325           0.35      203,688         628          99.37
  60.01 - 65.00                                3          718,330           0.08      239,443         625         100.00
  -----------------------------------------------------------------------------------------------------------------------
  TOTAL:                                   5,349     $882,748,663        100.00%     $165,031         661         99.91%
  -----------------------------------------------------------------------------------------------------------------------
As of the cut-off date, the weighted average DTI is approximately 42.03%.

                ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE MORTGAGE LOANS

  --------------------------------------------------------------------------------------------------------------------------
           RANGE OF               NUMBER OF                      PERCENTAGE OF      AVERAGE     WEIGHTED      WEIGHTED
          ORIGINAL                                                                         AVERAGE       AVERAGE
          MORTGAGE LOAN                            PRINCIPAL        AGGREGATE       PRINCIPAL    CREDIT      LOAN-TO-VALUE
      PRINCIPAL BALANCES ($)     MORTGAGE LOANS     BALANCE       MORTGAGE LOANS     BALANCE       SCORE         RATIO
  --------------------------------------------------------------------------------------------------------------------------
  --------------------------------------------------------------------------------------------------------------------------
  100,000 or less                         1,494     $113,604,824           12.87%        $76,041        663         100.06%
  100,001 - 200,000                       2,450      353,506,216            40.05        144,288        658          100.03
  200,001 - 300,000                         920      223,887,866            25.36        243,356        663           99.86
  300,001 - 400,000                         313      108,252,652            12.26        345,855        665           99.73
  400,001 - 500,000                         117       51,944,190             5.88        443,967        667           99.74
  500,001 - 600,000                          44       24,340,490             2.76        553,193        668           99.37
  600,001 - 700,000                          10        6,487,906             0.73        648,791        631           99.27
  700,001 - 800,000                           1          724,519             0.08        724,519        683          100.00
  --------------------------------------------------------------------------------------------------------------------------
  TOTAL:                                  5,349     $882,748,663          100.00%       $165,031        661          99.91%
  --------------------------------------------------------------------------------------------------------------------------

                            MORTGAGE RATES OF THE AGGREGATE MORTGAGE LOANS

  -------------------------------------------------------------------------------------------------------------------------
             RANGE OF              NUMBER OF                      PERCENTAGE OF       AVERAGE     WEIGHTED     WEIGHTED
                                                                                                   AVERAGE      AVERAGE
                                                   PRINCIPAL        AGGREGATE        PRINCIPAL    CREDIT     LOAN-TO-VALUE
        MORTGAGE RATES (%)       MORTGAGE LOANS     BALANCE       MORTGAGE LOANS      BALANCE       SCORE        RATIO
  -------------------------------------------------------------------------------------------------------------------------
  6.000 - 6.499                               8       $1,788,543            0.20%        $223,568        667       100.22%
  6.500 - 6.999                             130       25,460,482             2.88         195,850        689        101.11
  7.000 - 7.499                             270       52,528,427             5.95         194,550        694        100.78
  7.500 - 7.999                             696      129,558,791            14.68         186,148        685         99.84
  8.000 - 8.499                             777      150,392,973            17.04         193,556        671         99.75
  8.500 - 8.999                           1,373      222,290,151            25.18         161,901        659         99.91
  9.000 - 9.499                             809      123,954,436            14.04         153,219        647         99.72
  9.500 - 9.999                             778      112,011,917            12.69         143,974        640         99.75
  10.000 - 10.499                           286       36,690,618             4.16         128,289        630         99.85
  10.500 - 10.999                           169       21,859,964             2.48         129,349        623         99.93
  11.000 - 11.499                            39        4,369,782             0.50         112,046        611        100.17
  11.500 - 11.999                            12        1,670,644             0.19         139,220        606         99.55
  12.000 - 12.499                             2          171,937             0.02          85,969        589        100.00
  -------------------------------------------------------------------------------------------------------------------------
  TOTAL:                                  5,349     $882,748,663          100.00%        $165,031        661        99.91%
  -------------------------------------------------------------------------------------------------------------------------
As of the cut-off date, the weighted average mortgage rate is approximately 8.7001%.

                          NET MORTGAGE RATES OF THE AGGREGATE MORTGAGE LOANS

---------------------------------------------------------------------------------------------------------------------------
      RANGE OF                 NUMBER OF                      PERCENTAGE OF      AVERAGE       WEIGHTED   WEIGHTED AVERAGE
                                                                                                AVERAGE
        NET                    MORTGAGE       PRINCIPAL         AGGREGATE       PRINCIPAL       CREDIT     LOAN-TO-VALUE
     MORTGAGE RATES (%)          LOANS         BALANCE       MORTGAGE LOANS      BALANCE         SCORE         RATIO
---------------------------------------------------------------------------------------------------------------------------
4.500 - 4.999                           1           $104,211           0.01%         $104,211         640          100.00%
5.000 - 5.499                           1            147,084            0.02          147,084         690           103.00
5.500 - 5.999                          10          2,805,484            0.32          280,548         699           101.18
6.000 - 6.499                          90         19,704,300            2.23          218,937         682           101.17
6.500 - 6.999                         279         54,088,942            6.13          193,867         692           100.70
7.000 - 7.499                         632        121,037,332           13.71          191,515         682           100.00
7.500 - 7.999                         824        155,753,864           17.64          189,022         673            99.67
8.000 - 8.499                       1,367        223,446,888           25.31          163,458         660            99.87
8.500 - 8.999                         818        124,566,335           14.11          152,282         648            99.82
9.000 - 9.499                         806        114,888,468           13.01          142,542         642            99.70
9.500 - 9.999                         298         38,078,972            4.31          127,782         632            99.91
10.000 - 10.499                       168         21,715,362            2.46          129,258         623            99.91
10.500 - 10.999                        40          4,411,457            0.50          110,286         611           100.16
11.000 - 11.499                        13          1,828,027            0.21          140,617         607            99.85
11.500 - 11.999                         2            171,937            0.02           85,969         589           100.00
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                              5,349       $882,748,663         100.00%         $165,031         661           99.91%
---------------------------------------------------------------------------------------------------------------------------
As of the cut-off date, the weighted average net mortgage rate is approximately 8.2276%.

                      ORIGINAL LOAN-TO-VALUE RATIOS OF THE AGGREGATE MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------------------
   RANGE OF                    NUMBER OF                       PERCENTAGE OF         AVERAGE          WEIGHTED AVERAGE
    ORIGINAL                   MORTGAGE        PRINCIPAL         AGGREGATE          PRINCIPAL
  LOAN-TO-VALUE RATIOS (%)       LOANS          BALANCE       MORTGAGE LOANS         BALANCE            CREDIT SCORE
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
90.01 - 95.00                         282         $52,799,739           5.98%              $187,233                   670
95.01 - 100.00                      4,586         752,909,389           85.29               164,176                   660
100.01 - 105.00                       381          62,231,724            7.05               163,338                   658
105.01 - 110.00                       100          14,807,811            1.68               148,078                   729
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              5,349        $882,748,663         100.00%              $165,031                   661
--------------------------------------------------------------------------------------------------------------------------

As of the cut-off date, the weighted average original loan-to-value ratio is approximately 99.91%.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE AGGREGATE MORTGAGE LOANS

  ------------------------------------------------------------------------------------------------------------------------
    STATE OR TERRITORY      NUMBER OF                       PERCENTAGE OF      AVERAGE       WEIGHTED    WEIGHTED AVERAGE
                            MORTGAGE        PRINCIPAL         AGGREGATE       PRINCIPAL       AVERAGE     LOAN-TO-VALUE
                              LOANS          BALANCE       MORTGAGE LOANS      BALANCE     CREDIT SCORE       RATIO
  ------------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------------
  Alabama                 155        $17,299,196           1.96%        $111,608           653           99.72%
  Alaska                    2            469,864            0.05         234,932           665           100.00
  Arizona                  69         15,141,931            1.72         219,448           657           100.08
  Arkansas                 57          6,359,319            0.72         111,567           679            99.28
  California               83         28,871,417            3.27         347,848           667            99.48
  Colorado                 98         20,075,625            2.27         204,853           657           100.07
  Connecticut              27          5,723,540            0.65         211,983           649            99.22
  Delaware                  9          2,189,972            0.25         243,330           666           100.72
  District of               2            771,853            0.09         385,927           693           100.00
  Columbia
  Florida                 333         74,503,439            8.44         223,734           664            99.69
  Georgia                 330         53,169,134            6.02         161,119           650            99.73
  Idaho                    21          3,714,183            0.42         176,866           678           100.05
  Illinois                222         43,275,912            4.90         194,937           667            99.89
  Indiana                 307         35,811,504            4.06         116,650           670           100.13
  Iowa                     46          5,419,118            0.61         117,807           657            99.73
  Kansas                   82         11,075,182            1.25         135,063           661           100.03
  Kentucky                 94         10,698,371            1.21         113,812           660            99.76
  Louisiana                82         11,394,402            1.29         138,956           653            99.81
  Maine                    12          2,007,268            0.23         167,272           679            98.57
  Maryland                134         38,415,832            4.35         286,685           665            99.96
  Massachusetts            43         12,503,455            1.42         290,778           666            99.51
  Michigan                283         37,134,939            4.21         131,219           662           100.37
  Minnesota               148         29,525,872            3.34         199,499           670            99.68
  Mississippi              59          6,637,162            0.75         112,494           638            99.80
  Missouri                221         28,673,440            3.25         129,744           655           100.09
  Montana                  10          1,519,331            0.17         151,933           703            98.46
  Nebraska                 32          3,843,668            0.44         120,115           661           100.24
  Nevada                   28          7,898,117            0.89         282,076           663           100.19
  New Hampshire            17          3,971,544            0.45         233,620           666           100.25
  New Jersey              117         33,336,407            3.78         284,927           673            99.51
  New Mexico               14          1,765,487            0.20         126,106           671           100.75
  New York                 66         13,366,515            1.51         202,523           672            99.30
  North                   235         34,339,293            3.89         146,125           652            99.94
  Carolina
  North Dakota              5            492,627            0.06          98,525           641           100.39
  Ohio                    382         47,910,504            5.43         125,420           656           100.11
  Oklahoma                 72          8,088,362            0.92         112,338           668            99.92
  Oregon                   75         16,510,857            1.87         220,145           667           100.01
  Pennsylvania            234         30,857,811            3.50         131,871           669           100.72
  Rhode Island             15          4,259,754            0.48         283,984           681            98.97
  South                   127         17,988,591            2.04         141,642           653            99.88
  Carolina
  South Dakota              9          1,318,945            0.15         146,549           640            99.64
  Tennessee               216         28,009,376            3.17         129,673           656            99.86
  Texas                   241         30,158,238            3.42         125,138           657            99.77
  Utah                     39          6,972,451            0.79         178,781           682           100.71
  (Continued on following page)

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE AGGREGATE MORTGAGE LOANS (CONTINUED)

  -------------------------------------------------------------------------------------------------------------------------
                                                                                                              WEIGHTED
                            NUMBER OF                       PERCENTAGE OF       AVERAGE        WEIGHTED        AVERAGE
                            MORTGAGE        PRINCIPAL         AGGREGATE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
    STATE OR TERRITORY        LOANS          BALANCE        MORTGAGE LOANS      BALANCE      CREDIT SCORE       RATIO
  -------------------------------------------------------------------------------------------------------------------------
  Vermont                   2            235,702             0.03         117,851            651          100.00
  Virginia                184         37,976,910             4.30         206,396            652           99.97
  Washington               70         14,040,590             1.59         200,580            668          100.36
  West Virginia            15          1,584,126             0.18         105,608            643           99.74
  Wisconsin               208         32,934,094             3.73         158,337            658          100.08
  Wyoming                  17          2,507,433             0.28         147,496            661          100.19
  -------------------------------------------------------------------------------------------------------------------------
  TOTAL:                          5,349       $882,748,663          100.00%        $165,031            661          99.91%
  -------------------------------------------------------------------------------------------------------------------------
No more than 0.3% will be secured by mortgaged properties located in any one zip code area in
Maryland and no more than 0.2% of the Mortgage Loans will be secured by mortgage properties located in any one zip code area outside
Maryland.

                         MORTGAGE LOAN PURPOSE OF THE AGGREGATE MORTGAGE LOANS

  ------------------------------------------------------------------------------------------------------------------------
         LOAN PURPOSE          NUMBER OF                       PERCENTAGE OF      AVERAGE      WEIGHTED      WEIGHTED
                                                                                                AVERAGE       AVERAGE
                                MORTGAGE       PRINCIPAL         AGGREGATE       PRINCIPAL      CREDIT     LOAN-TO-VALUE
                                 LOANS          BALANCE       MORTGAGE LOANS      BALANCE        SCORE         RATIO
  ------------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------------
  Purchase                           3,657       $568,091,027          64.35%        $155,343         667         100.05%
  Equity Refinance                   1,448        277,674,279           31.46         191,764         652           99.64
  Rate/Term Refinance                  244         36,983,358            4.19         151,571         652           99.85
  ------------------------------------------------------------------------------------------------------------------------
  TOTAL:                             5,349       $882,748,663         100.00%        $165,031         661          99.91%
  ------------------------------------------------------------------------------------------------------------------------

                   MORTGAGE LOAN DOCUMENTATION TYPE OF THE AGGREGATE MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------------------
       DOCUMENTATION TYPE          NUMBER OF                     PERCENTAGE OF   AVERAGE   WEIGHTED    WEIGHTED AVERAGE
                                                                                            AVERAGE
                                    MORTGAGE      PRINCIPAL        AGGREGATE    PRINCIPAL  CREDIT        LOAN-TO-VALUE
                                     LOANS         BALANCE      MORTGAGE LOANS   BALANCE     SCORE           RATIO
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Full Documentation                       3,912     $574,765,528          65.11%   $146,924        650             100.17%
No Income/No Asset Verified                  6        1,408,962            0.16    234,827        671               98.02
No Stated Income                            40        9,928,938            1.12    248,223        720               99.36
Reduced Documentation                    1,391      296,645,236           33.60    213,260        681               99.44
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                   5,349     $882,748,663         100.00%   $165,031        661              99.91%
--------------------------------------------------------------------------------------------------------------------------

                            OCCUPANCY TYPES OF THE AGGREGATE MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------------------
         OCCUPANCY            NUMBER OF                        PERCENTAGE OF      AVERAGE      WEIGHTED      WEIGHTED
                                                                                                AVERAGE       AVERAGE
                               MORTGAGE        PRINCIPAL         AGGREGATE       PRINCIPAL      CREDIT     LOAN-TO-VALUE
                                LOANS           BALANCE       MORTGAGE LOANS      BALANCE        SCORE         RATIO
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Owner Occupied                      4,498        $779,347,939          88.29%        $173,265         654         100.03%
Non-Owner Occupied                    693          75,577,760            8.56         109,059         728           98.55
Second Home                           158          27,822,964            3.15         176,095         683          100.22
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                              5,349        $882,748,663         100.00%        $165,031         661          99.91%
--------------------------------------------------------------------------------------------------------------------------

                       MORTGAGED PROPERTY TYPES OF THE AGGREGATE MORTGAGE LOANS

----------------------------------------------------------------------------------------------------------------------------------
               PROPERTY TYPE                  NUMBER OF                  PERCENTAGE OF     AVERAGE    WEIGHTED   WEIGHTED AVERAGE
                                                                                                       AVERAGE
                                               MORTGAGE     PRINCIPAL      AGGREGATE      PRINCIPAL   CREDIT      LOAN-TO-VALUE
                                                LOANS        BALANCE     MORTGAGE LOANS    BALANCE      SCORE         RATIO
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Single Family (detached)                            4,153   $658,680,539         74.62%      $158,604        658           99.96%
Detached PUD                                          465    102,207,325          11.58       219,801        656            99.83
Condo under 5 stories                                 279     47,225,584           5.35       169,267        674            99.84
Two-to-four family units                              287     46,401,565           5.26       161,678        693            99.33
Attached PUD                                           78     14,947,129           1.69       191,630        671            99.98
Townhouse/Rowhouse                                     66      8,772,294           0.99       132,914        677           100.85
Condo over 8 stories                                   12      3,035,548           0.34       252,962        681            99.42
Mid-rise condo (5-8 stories)                            7      1,237,861           0.14       176,837        681            99.33
Leasehold                                               2        240,818           0.03       120,409        728           100.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                              5,349   $882,748,663        100.00%      $165,031        661           99.91%
----------------------------------------------------------------------------------------------------------------------------------

                       ORIGINAL INTEREST ONLY TERMS OF THE AGGREGATE MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------------------
   INTEREST ONLY TERM       NUMBER OF                         PERCENTAGE OF     AVERAGE       WEIGHTED       WEIGHTED
                                                                                                              AVERAGE
                            MORTGAGE         PRINCIPAL          AGGREGATE      PRINCIPAL      AVERAGE      LOAN-TO-VALUE
                              LOANS           BALANCE        MORTGAGE LOANS     BALANCE     CREDIT SCORE       RATIO
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
None                              4,720         $725,448,421          82.18%      $153,697            659         100.03%
6                                     4            1,635,000            0.19       408,750            671          100.00
24                                    5              770,900            0.09       154,180            643          100.00
36                                    1              342,000            0.04       342,000            647          100.00
60                                  523          135,426,099           15.34       258,941            669           99.61
120                                  96           19,126,244            2.17       199,232            706           97.57
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                            5,349         $882,748,663         100.00%      $165,031            661          99.91%
--------------------------------------------------------------------------------------------------------------------------

                         PREPAYMENT PENALTY TERMS OF THE AGGREGATE MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------------------
 PREPAYMENT PENALTY TERM    NUMBER OF                         PERCENTAGE OF     AVERAGE       WEIGHTED       WEIGHTED
                                                                                                              AVERAGE
                            MORTGAGE         PRINCIPAL          AGGREGATE      PRINCIPAL      AVERAGE      LOAN-TO-VALUE
                              LOANS           BALANCE        MORTGAGE LOANS     BALANCE     CREDIT SCORE       RATIO
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
None                              1,340         $237,959,145          26.96%      $177,581            667          99.82%
12 Months                           184           42,314,821            4.79       229,972            673           99.80
24 Months                         1,205          188,937,268           21.40       156,794            644           99.77
36 Months                         2,605          410,939,096           46.55       157,750            665          100.04
60 Months                             8            1,702,136            0.19       212,767            607           99.12
Other (1)                             7              896,198            0.10       128,028            680          100.93
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                            5,349         $882,748,663         100.00%      $165,031            661          99.91%
--------------------------------------------------------------------------------------------------------------------------
    (1) Not 0, 12, 24, 36, or 60 months and not more than 60 months

                               NOTE MARGINS OF THE AGGREGATE MORTGAGE LOANS

  ------------------------------------------------------------------------------------------------------------------------
         RANGE OF            NUMBER OF                        PERCENTAGE OF     AVERAGE       WEIGHTED   WEIGHTED AVERAGE
                                              PRINCIPAL         AGGREGATE      PRINCIPAL      AVERAGE     LOAN-TO-VALUE
     NOTE MARGINS (%)     MORTGAGE LOANS       BALANCE       MORTGAGE LOANS     BALANCE     CREDIT SCORE      RATIO
  ------------------------------------------------------------------------------------------------------------------------
  2.0000 - 2.4999                       6          1,779,418            0.20        296,570          681           100.00
  2.5000 - 2.9999                      12          3,346,068            0.38        278,839          724           101.86
  3.0000 - 3.4999                     317         41,393,920            4.69        130,580          753           100.60
  3.5000 - 3.9999                      24          4,663,874            0.53        194,328          707            99.96
  4.0000 - 4.4999                     221         28,099,531            3.18        127,147          702           101.17
  4.5000 - 4.9999                      42          8,621,557            0.98        205,275          663            98.30
  5.0000 - 5.4999                     125         21,239,726            2.41        169,918          648            99.94
  5.5000 - 5.9999                     348         62,894,762            7.12        180,732          640            99.61
  6.0000 - 6.4999                     379         69,680,613            7.89        183,854          650            99.89
  6.5000 - 6.9999                     604        115,496,031           13.08        191,219          653            99.82
  7.0000 - 7.4999                     538        106,629,222           12.08        198,196          652            99.66
  7.5000 - 7.9999                     718        128,325,605           14.54        178,726          647            99.89
  8.0000 - 8.4999                     534         82,673,424            9.37        154,819          646            99.86
  8.5000 - 8.9999                      79         12,440,158            1.41        157,470          648            99.63
  9.0000 - 9.4999                      24          3,013,924            0.34        125,580          628           100.00
  9.5000 - 9.9999                       9          1,167,416            0.13        129,713          625           100.00
  10.0000 - 10.4999                     4            255,756            0.03         63,939          621           100.00
  10.5000 - 10.9999                     1            149,006            0.02        149,006          585            95.00
  Fixed Rate                        1,364       $190,878,653          21.62%       $139,940          673           99.97%
  ------------------------------------------------------------------------------------------------------------------------
  TOTAL:                            5,349       $882,748,663         100.00%       $165,031          661           99.91%
  ------------------------------------------------------------------------------------------------------------------------
As of the cut-off date, the weighted average note margin is approximately 6.6473%.

                             MAXIMUM MORTGAGE OF THE AGGREGATE MORTGAGE LOANS

  ------------------------------------------------------------------------------------------------------------------------
        RANGE OF             NUMBER OF                        PERCENTAGE OF     AVERAGE       WEIGHTED   WEIGHTED AVERAGE
        MAXIMUM                               PRINCIPAL         AGGREGATE      PRINCIPAL      AVERAGE     LOAN-TO-VALUE
    MORTGAGE RATES (%)    MORTGAGE LOANS       BALANCE       MORTGAGE LOANS     BALANCE     CREDIT SCORE      RATIO
  ------------------------------------------------------------------------------------------------------------------------
  11.0000 - 11.4999                     1            147,084            0.02        147,084          690           103.00
  11.5000 - 11.9999                     3            986,919            0.11        328,973          721           101.25
  12.0000 - 12.4999                     7          1,749,887            0.20        249,984          696           102.10
  12.5000 - 12.9999                    51         10,347,152            1.17        202,885          691           101.62
  13.0000 - 13.4999                   151         31,361,934            3.55        207,695          700           100.87
  13.5000 - 13.9999                   466         87,892,883            9.96        188,611          683           100.13
  14.0000 - 14.4999                   557        112,502,444           12.74        201,979          671            99.68
  14.5000 - 14.9999                 1,046        179,903,191           20.38        171,992          656            99.87
  15.0000 - 15.4999                   617        103,854,520           11.76        168,322          643            99.68
  15.5000 - 15.9999                   608         92,795,960           10.51        152,625          640            99.81
  16.0000 - 16.4999                   231         33,464,417            3.79        144,868          631            99.72
  16.5000 - 16.9999                   175         26,815,678            3.04        153,232          636            99.63
  17.0000 - 17.4999                    43          6,032,255            0.68        140,285          623            99.94
  17.5000 - 17.9999                    20          2,815,412            0.32        140,771          602            99.69
  18.0000 - 18.4999                     7            770,583            0.09        110,083          608           100.00
  18.5000 - 18.9999                     2            429,692            0.05        214,846          596           100.00
  Fixed Rate                        1,364       $190,878,653          21.62%       $139,940          673           99.97%
  ------------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------------
  TOTAL:                            5,349       $882,748,663         100.00%       $165,031          661           99.91%
  ------------------------------------------------------------------------------------------------------------------------
As of the cut-off date, the weighted average maximum mortgage rate is approximately 14.8350%.

                             MINIMUM MORTGAGE OF THE AGGREGATE MORTGAGE LOANS

  -----------------------------------------------------------------------------------------------------------------------
     RANGE OF                   NUMBER OF                        PERCENTAGE OF      AVERAGE     WEIGHTED      WEIGHTED
                                                                                               AVERAGE       AVERAGE
     MINIMUM                    MORTGAGE         PRINCIPAL         AGGREGATE       PRINCIPAL    CREDIT      LOAN-TO-VALUE
     MORTGAGE RATES (%)         LOANS           BALANCE        MORTGAGE LOANS     BALANCE       SCORE         RATIO
  -----------------------------------------------------------------------------------------------------------------------
  2.0000 - 2.4999                       4              614,418           0.07         153,604        709          100.00
  2.5000 - 2.9999                      11            3,118,743           0.35         283,522        728          102.06
  3.0000 - 3.4999                     312           40,821,251           4.62         130,837        753          100.61
  3.5000 - 3.9999                      20            4,114,731           0.47         205,737        699          100.15
  4.0000 - 4.4999                     214           26,960,926           3.05         125,986        700          101.22
  4.5000 - 4.9999                      33            7,241,403           0.82         219,436        661           98.05
  5.0000 - 5.4999                      73           11,583,331           1.31         158,676        639           99.84
  5.5000 - 5.9999                     141           22,817,833           2.58         161,829        637           99.69
  6.0000 - 6.4999                     157           23,265,721           2.64         148,189        641          100.14
  6.5000 - 6.9999                     201           31,618,098           3.58         157,304        644          100.29
  7.0000 - 7.4999                     205           36,238,485           4.11         176,773        655           99.92
  7.5000 - 7.9999                     361           77,319,366           8.76         214,181        663           99.78
  8.0000 - 8.4999                     425           94,242,748          10.68         221,748        660           99.55
  8.5000 - 8.9999                     751          139,562,226          15.81         185,835        650           99.85
  9.0000 - 9.4999                     442           78,061,086           8.84         176,609        642           99.74
  9.5000 - 9.9999                     406           63,514,272           7.20         156,439        641           99.70
  10.0000 - 10.4999                   135           18,355,164           2.08         135,964        627           99.93
  10.5000 - 10.9999                    79           10,660,514           1.21         134,943        621           99.76
  11.0000 - 11.4999                    10            1,014,831           0.11         101,483        613          100.00
  11.5000 - 11.9999                     5              744,863           0.08         148,973        600          100.00
  Fixed Rate                        1,364         $190,878,653         21.62%        $139,940        673          99.97%
  -----------------------------------------------------------------------------------------------------------------------
  TOTAL:                            5,349         $882,748,663        100.00%        $165,031        661          99.91%
  -----------------------------------------------------------------------------------------------------------------------
As of the cut-off date, the weighted average minimum mortgage rate is approximately 7.7865%.

                   NEXT INTEREST RATE ADJUSTMENT DATES OF THE AGGREGATE MORTGAGE LOANS

  ------------------------------------------------------------------------------------------------------------------------
      NEXT INTEREST RATE       NUMBER OF                        PERCENTAGE OF      AVERAGE     WEIGHTED      WEIGHTED
                                                                                                AVERAGE       AVERAGE
                               MORTGAGE        PRINCIPAL          AGGREGATE       PRINCIPAL    CREDIT      LOAN-TO-VALUE
        ADJUSTMENT DATE          LOANS          BALANCE        MORTGAGE LOANS      BALANCE       SCORE         RATIO
  ------------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------------
  Fixed Rate                        1,364        $190,878,653            21.62%       $139,940        673          99.97%
  December 2006                         1              60,190              0.01         60,190        635          100.00
  May 2007                              1              81,333              0.01         81,333        639          100.00
  September 2007                        2             467,198              0.05        233,599        643           96.87
  November 2007                         2             350,486              0.04        175,243        620           95.80
  December 2007                         2             365,703              0.04        182,852        657           95.00
  January 2008                          6             976,582              0.11        162,764        686           98.62
  February 2008                         5             629,094              0.07        125,819        617           98.62
  March 2008                            3             201,953              0.02         67,318        654           98.95
  April 2008                           43           6,978,285              0.79        162,286        632           99.64
  May 2008                            136          20,449,014              2.32        150,360        644           99.54
  June 2008                           195          34,203,025              3.87        175,400        631           99.02
  July 2008                           545          89,201,654             10.10        163,673        641           99.71
  August 2008                         379          59,916,436              6.79        158,091        642           99.91
  September 2008                       69          10,433,765              1.18        151,214        653           99.98
  November 2008                         1              71,242              0.01         71,242        607          100.00
  January 2009                          2             326,864              0.04        163,432        652          104.10
  February 2009                         1             178,710              0.02        178,710        726          107.00
  March 2009                            5             503,647              0.06        100,729        755           98.07
  April 2009                           84          12,230,734              1.39        145,604        702          100.38
  May 2009                            300          40,926,385              4.64        136,421        681          100.23
  June 2009                           801         143,319,962             16.24        178,926        648           99.95
  July 2009                           724         143,755,976             16.29        198,558        661           99.88
  August 2009                         527          97,571,689             11.05        185,146        679          100.07
  September 2009                      116          19,386,058              2.20        167,121        691          100.46
  January 2010                          1             227,325              0.03        227,325        672           99.00
  July 2010                             1             241,474              0.03        241,474        766          103.00
  November 2010                         2             333,084              0.04        166,542        721          101.32
  March 2011                            1             283,250              0.03        283,250        702          103.00
  April 2011                            2             678,423              0.08        339,211        746          101.48
  June 2011                             8           2,825,337              0.32        353,167        695          100.43
  July 2011                             6           1,130,324              0.13        188,387        726           99.39
  August 2011                          11           2,574,756              0.29        234,069        724          100.00
  December 2015                         2             731,300              0.08        365,650        748          103.00
  June 2016                             1             258,750              0.03        258,750        694          100.00
  ------------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------------
  TOTAL:                            5,349        $882,748,663           100.00%       $165,031        661          99.91%
  ------------------------------------------------------------------------------------------------------------------------

As of the cut-off date, the weighted average months to next interest rate adjustment is approximately 30 months.

                                                        CONTACT INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

NAME:                                          TELEPHONE:                     E-MAIL:
John Herbert                                   (212) 325-2412                 john.herbert@credit-suisse.com
Director
Kenny Rosenberg                                (212) 325-3587                 kenneth.rosenberg@credit-suisse.com
Vice President
Stephen Marchi                                 (212) 325-0785                 stephen.marchi@credit-suisse.com
Analyst
Obi Nwokorie - Structuring                     (212) 325-1991                 obi.nwokorie@credit-suisse.com
Director
JC Tan - Structuring                           (212) 325-1037                 jc.tan@credit-suisse.com
Associate
Nayan Bhattad - Collateral                     (212) 325-2936                 nayan.bhattad@credit-suisse.com
Associate
Tricia Hazelwood - Syndicate                   (212) 325-8549                 tricia.hazelwood@credit-suisse.com
Managing Director
James Drvostep - Syndicate                     (212) 325-8549                 james.drvostep@credit-suisse.com
Associate
Melissa Simmons - Syndicate                    (212) 325-8549                 melissa.simmons@credit-suisse.com
Assistant Vice President
---------------------------------------------- ------------------------------ ------------------------------------------------------

NAME:                                      TELEPHONE:                   E-MAIL:
MOODY'S
Odile Grisard Boucher                      (212) 553-1382               Odile.GrisardBoucher@moodys.com

S&P
Sharif Mahdavian                           (212) 438-2412               sharif_mahdavian@sandp.com

FITCH
Laura Pokojni                              (212) 908-0228               Laura.pokojni@fitchratings.com

Marc Lessner                               (212) 908-0693               Marc.lessner@fitchratings.com

------------------------------------------ ---------------------------- --------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------------------
                                          FREE WRITING PROSPECTUS - COMPUTATIONAL MATERIALS PART II

                                                         $691,680,000 (APPROXIMATE)

                                                     GMAC RFC  [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                              MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                                               SERIES 2006-RZ4

                                                         RAMP SERIES 2006-RZ4 TRUST
                                                               ISSUING ENTITY

                                                  RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                                  DEPOSITOR

                                                       RESIDENTIAL FUNDING CORPORATION
                                                         MASTER SERVICER AND SPONSOR

                                                             SEPTEMBER 14, 2006

---------------------------------------------------------------------------------------------------------------------------------------------
                                                             CREDIT SUISSE [GRAPHIC OMITTED]

Disclaimer

The depositor has filed a registration statement (File No. 333-131211) (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free  writing  prospectus  does not contain all  information  that is  required to be included in the base  prospectus  and the prospectus  supplement.  The  information  in this free writing  prospectus is  preliminary  and is subject to completion or change.
The information in this free writing  prospectus,  if conveyed prior to the time of your  contractual  commitment to purchase any of the  securities,  supersedes  information  contained  in any  prior  similar  materials  relating  to these  securities,  and may be superceded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.
This free writing  prospectus is not an offer to sell or  solicitation  of an offer to buy these  securities in any state where such offer,  solicitation  or sale is not permitted.  This free writing  prospectus is being  delivered to you solely to provide you with information  about the offering of the  securities  referred to in this free writing  prospectus and to solicit an offer to purchase the  securities,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted  and will not  constitute a contractual commitment by you to purchase any of the securities, until we have accepted your offer to purchase securities.

A contract of sale will come into being no sooner than the date on which the relevant class of securities has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The securities  referred to in this free writing  prospectus  are being sold when, as and if issued.  The issuer is not obligated to issue such  securities or any similar  security and our obligation to deliver such securities is subject to the terms and conditions of our  underwriting  agreement with the issuer and the  availability of such securities  when, as and if issued by the issuer.  You are advised that the terms of the  securities,  and the  characteristics  of the mortgage loan pool backing  them,  may change (due, among other  things,  to the  possibility  that mortgage  loans that comprise the pool may become  delinquent or defaulted or may be removed  or  replaced  and that  similar  or  different  mortgage  loans may be added to the pool,  and that one or more  classes of securities may be split,  combined or  eliminated),  at any time prior to issuance or availability  of a final  prospectus.  You are advised that securities may not be issued that have the characteristics  described in this free writing  prospectus.  Our obligation to sell such  securities  to you is  conditioned  on the  securities  and the  underlying  transaction  having  the  characteristics described in the preliminary  prospectus.  If for any reason we do not deliver such securities,  we will notify you, and neither the issuer  nor any  underwriter  will have any  obligation  to you to  deliver  all or any  portion  of the  securities  which you have committed to purchase,  and none of the issuer nor any underwriter will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                                     RAMP SERIES 2006-RZ4 TRUST
                                           MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                                     $691,680,000 (APPROXIMATE)
                                                        SUBJECT TO REVISION

--------- -------------- ---------------------- -------------- -------------- ------------------------ ----------------- ----------------
                                                                                  PRINCIPAL/ WINDOW                           FINAL
                                 RATINGS                         WAL (YRS.)            (MOS.)            EXP. MATURITY      SCHEDULED
 CLASS    AMOUNT ($)(1)    (MOODY'S/FITCH/S&P)     BOND TYPE   TO CALL/MAT(2)      TO CALL/MAT(2)         TO CALL (2)     MATURITY (5)
--------- -------------- ---------------------- -------------- -------------- ------------------------ ----------------- ----------------
--------- -------------- ---------------------- -------------- -------------- ------------------------ ----------------- ----------------
  A-1      354,651,000         Aaa/AAA/AAA      Sr Fltr (3)(4)  1.00 / 1.00       1 - 22 / 1 - 22         July 2008         June 2029
                                                   Sr Fltr
  A-2      243,467,000         Aaa/AAA/AAA         (3)(4)       3.00 / 3.00      22 - 69 / 22 - 69        June 2012       October 2035
                                                   Sr Fltr
  A-3      72,002,000          Aaa/AAA/AAA         (3)(4)       6.75 / 8.47     69 - 84 / 69 - 187      September 2013    October 2036
                                                   Mezz Fltr
 M-1(6)    50,160,000         Aa1/AA+/NR            (3)(4)                           NOT OFFERED                          October 2036
                                                   Mezz Fltr
 M-2(6)    30,800,000          Aa2/AA/NR            (3)(4)                           NOT OFFERED                          October 2036
                                                   Mezz Fltr
 M-3(6)    18,480,000         Aa3/AA-/NR            (3)(4)                           NOT OFFERED                          October 2036
                                                   Mezz Fltr
 M-4(6)    16,720,000          A1/A+/NR             (3)(4)                           NOT OFFERED                          October 2036
                                                   Mezz Fltr
 M-5(6)    15,840,000           A2/A/NR             (3)(4)                           NOT OFFERED                          October 2036
                                                   Mezz Fltr
 M-6(6)    14,520,000          A3/A-/NR             (3)(4)                           NOT OFFERED                          October 2036
                                                   Mezz Fltr
 M-7(6)    13,640,000        Baa1/BBB+/NR           (3)(4)                           NOT OFFERED                          October 2036
                                                   Mezz Fltr
  M-8      12,320,000         Baa2/BBB/NR           (3)(4)      4.76 / 5.05     37 - 84 / 37 - 112      September 2013    October 2036
                                                   Mezz Fltr
  M-9       9,240,000        Baa3/BBB-/NR           (3)(4)      4.75 / 4.94     37 - 84 / 37 - 103      September 2013    October 2036
 TOTAL     851,840,000
--------- -------------- ---------------------- -------------- -------------- ------------------------ ----------------- ----------------

         NOTES:
(1)      The Class Size is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)      The Offered Certificates will be priced to the Clean-up Call Date at the Prepayment Pricing Assumptions:
         Fixed Rate Loans:  100% PPC (4.0% CPR in month 1, building by approximately 1.90909% each month to 25% CPR in month 12, and  remaining constant at 25% CPR thereafter);
         Adjustable Rate Loans:  100% PPC (4.0% CPR in month 1, building by approximately 2.36363% each month to 30% CPR by month
         12, and remaining constant at 30% CPR thereafter).
(3)      If the 10% Clean-Up Call is not exercised, the margins for the Class A Certificates will double, and the margins for the
         Class M Certificates will increase by a 1.5x multiple, on the second Distribution Date following the first possible
         Clean-Up Call Date.  Each class is subject to the Net WAC Cap Rate.
(4)      The pass-through rate for each class of certificates will equal the least of (a) One-Month LIBOR plus the related margin per annum, (b) the Net WAC Cap Rate and (c) 14.00% per annum.  The holders of the Class A Certificates and Class M
         Certificates may also be entitled to certain payments under the yield maintenance agreement (as described herein).
(5)      The Final Scheduled Distribution Date for the (i) Class A-1 and Class A-2 Certificates are calculated at 0% CPR and assuming that no optional termination is exercised and (ii) Class A-3 and Class M Certificates are in the month following the latest maturity date of any mortgage loan in the trust.
(6)      This Free Writing Prospectus does not relate to the M-1 through M-7 Certificates.

                                                        NET WAC CAP SCHEDULE

----------------- ----------------- ----------------- ----------------- ----------------- ----------------
                  Net WAC Cap1      Effective Rate2        Month        Net WAC Cap1 (%)     Effective
                        (%)               (%)                                                Rate2 (%)

       1               8.23              14.00              43               10.28            14.00
       2               7.96              14.00              44               10.62            14.00
       3               8.23              14.00              45               10.28            14.00
       4               7.96              14.00              46               10.62            14.00
       5               7.96              14.00              47               10.33            14.00
       6               8.82              14.00              48               10.32            14.00
       7               7.96              14.00              49               10.66            14.00
       8               8.23              14.00              50               10.32            14.00
       9               7.96              14.00              51               10.66            14.00
       10              8.23              14.00              52               10.31            14.00
       11              7.96              14.00              53               10.31            14.00
       12              7.96              14.00              54               11.41            14.00
       13              8.23              14.00              55               10.30            14.00
       14              7.96              14.00              56               10.64            14.00
       15              8.23              14.00              57               10.30            14.00
       16              7.96              14.00              58               10.64            14.00
       17              7.96              14.00              59               10.30            14.00
       18              8.51              14.00              60               10.30            14.00
       19              7.96              14.00              61               10.63            14.00
       20              8.23              14.00              62               10.29            14.00
       21              7.96              14.00              63               10.63            14.00
       22              8.29              14.00              64               10.28            14.00
       23              8.56              14.00              65               10.28            14.00
       24              8.57              14.00              66               10.98            13.05
       25              8.85              14.00              67               10.27            12.20
       26              8.56              14.00              68               10.61            12.60
       27              8.85              14.00              69               10.26            12.19
       28              8.56              14.00              70               10.60            12.59
       29              8.59              14.00              71               10.26            12.18
       30              9.51              14.00              72               10.25            12.17
       31              8.58              14.00              73               10.59            12.57
       32              8.87              14.00              74               10.25            12.16
       33              8.58              14.00              75               10.58            12.56
       34              8.94              14.00              76               10.24            12.15
       35                                                   77
                       9.90              14.00             7878              10.24            12.14
       36              9.90              14.00              78               11.33            13.44
       37              10.22             14.00              79               10.23            12.13
       38              9.89              14.00              80               10.57            12.53
       39              10.22             14.00              81               10.22            12.12
       40              9.90              14.00              82               10.56            12.51
       41              10.29             14.00              83               10.21            12.10
       42              11.39             14.00              84               10.21            12.10
----------------------------------------------------------------------------------------------------------

(1)    Assumes  1-month LIBOR remains  constant at 5.330%,  6-month  LIBOR  remains  constant at 5.420%,  1-year LIBOR remains constant at 5.400% and  1-year CMT remains constant at 5.279% and run at the Pricing Speed to call.

(2)    All indices  increase to 20.00%  beginning  in the first  period and run at the Pricing  Speed to call.  The  effective available funds cap rate (the  "Effective  Rate") is a per annum rate equal to (A) the product of (i) 30 divided by the actual number of days in the Interest  Accrual Period for the  Certificates  and (ii) the weighted average Net Mortgage
       Rate of the  mortgage  loans  plus (B) the  payments  from the Yield  Maintenance  Agreement,  if any,  divided  by the aggregate balance of the mortgage loans multiplied by 360 divided by actual number of days, subject to a 14.00% cap.

                                            CLASS A SENSITIVITY TABLE (TO CALL)(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                            0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                A-1
            WAL (YEARS)                 15.60          1.77           1.26          1.00           0.84           0.73
           MOD DURATION                  9.96          1.65           1.20          0.96           0.81           0.71
     PRINCIPAL WINDOW (MONTH)          1 - 273        1 - 42         1 - 29        1 - 22         1 - 18         1 - 15
         PRINCIPAL MONTHS                273            42             29            22             18             15
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                A-2
            WAL (YEARS)                 25.86          6.28           4.21          3.00           2.11           1.75
           MOD DURATION                 13.54          5.14           3.66          2.71           1.96           1.65
     PRINCIPAL WINDOW (MONTH)         273 - 349      42 - 139       29 - 93        22 - 69        18 - 34       15 - 28
         PRINCIPAL MONTHS                 77            98             65            48             17             14
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                A-3
            WAL (YEARS)                 29.56          13.68          9.17          6.75           4.68           2.60
           MOD DURATION                 14.16          9.40           7.06          5.54           4.04           2.39
     PRINCIPAL WINDOW (MONTH)         349 - 356      139 - 170      93 - 114       69 - 84        34 - 65       28 - 34
         PRINCIPAL MONTHS                 8             32             22            16             32             7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

                                          CLASS A SENSITIVITY TABLE (TO MATURITY)(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                           0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                A-1
            WAL (YEARS)                 15.60          1.77           1.26          1.00           0.84           0.73
           MOD DURATION                  9.96          1.65           1.20          0.96           0.81           0.71
     PRINCIPAL WINDOW (MONTH)          1 - 273        1 - 42         1 - 29        1 - 22         1 - 18         1 - 15
         PRINCIPAL MONTHS                273            42             29            22             18             15
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                A-2
            WAL (YEARS)                 25.86          6.28           4.21          3.00           2.11           1.75
           MOD DURATION                 13.54          5.14           3.66          2.71           1.96           1.65
     PRINCIPAL WINDOW (MONTH)         273 - 349      42 - 139       29 - 93        22 - 69        18 - 34       15 - 28
         PRINCIPAL MONTHS                 77            98             65            48             17             14
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                A-3
            WAL (YEARS)                 29.65          16.68         11.46          8.47           6.04           2.60
           MOD DURATION                 14.18          10.49          8.19          6.55           4.93           2.39
     PRINCIPAL WINDOW (MONTH)         349 - 358      139 - 325      93 - 248      69 - 187       34 - 146       28 - 34
         PRINCIPAL MONTHS                 10            187           156            119            113            7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

(1)    Assumes  1-month LIBOR remains  constant at 5.330%,  6-month  LIBOR  remains  constant at 5.420%,  1-year LIBOR remains constant at 5.400% and  1-year CMT remains constant at 5.279% and run at the Pricing Speed to call.

                                               CLASS M SENSITIVITY TABLE (TO CALL)(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                           0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-1
            WAL (YEARS)                 27.81          9.42           6.30          4.93           4.82           4.40
           MOD DURATION                 13.68          7.00           5.12          4.20           4.15           3.84
     PRINCIPAL WINDOW (MONTH)         295 - 356      55 - 170       37 - 114       42 - 84        50 - 65       34 - 53
         PRINCIPAL MONTHS                 62            116            78            43             16             20
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-2
            WAL (YEARS)                 27.81          9.42           6.30          4.85           4.38           4.27
           MOD DURATION                 13.63          6.99           5.12          4.14           3.81           3.74
     PRINCIPAL WINDOW (MONTH)         295 - 356      55 - 170       37 - 114       41 - 84        45 - 65       47 - 53
         PRINCIPAL MONTHS                 62            116            78            44             21             7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-3
            WAL (YEARS)                 27.81          9.42           6.30          4.82           4.23           3.96
           MOD DURATION                 13.59          6.98           5.11          4.11           3.69           3.49
     PRINCIPAL WINDOW (MONTH)         295 - 356      55 - 170       37 - 114       40 - 84        43 - 65       44 - 53
         PRINCIPAL MONTHS                 62            116            78            45             23             10
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-4
            WAL (YEARS)                 27.81          9.42           6.30          4.80           4.15           3.80
           MOD DURATION                 13.41          6.94           5.09          4.08           3.61           3.35
     PRINCIPAL WINDOW (MONTH)         295 - 356      55 - 170       37 - 114       39 - 84        42 - 65       42 - 53
         PRINCIPAL MONTHS                 62            116            78            46             24             12
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-5
            WAL (YEARS)                 27.81          9.42           6.30          4.79           4.09           3.69
           MOD DURATION                 13.34          6.92           5.08          4.06           3.57           3.26
     PRINCIPAL WINDOW (MONTH)         295 - 356      55 - 170       37 - 114       39 - 84        41 - 65       40 - 53
         PRINCIPAL MONTHS                 62            116            78            46             25             14
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-6
            WAL (YEARS)                 27.81          9.42           6.30          4.77           4.05           3.60
           MOD DURATION                 13.23          6.89           5.07          4.04           3.52           3.19
     PRINCIPAL WINDOW (MONTH)         295 - 356      55 - 170       37 - 114       38 - 84        40 - 65       39 - 53
         PRINCIPAL MONTHS                 62            116            78            47             26             15
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-7
            WAL (YEARS)                 27.81          9.42           6.30          4.77           4.01           3.54
           MOD DURATION                 12.01          6.58           4.90          3.93           3.42           3.08
     PRINCIPAL WINDOW (MONTH)         295 - 356      55 - 170       37 - 114       38 - 84        39 - 65       38 - 53
         PRINCIPAL MONTHS                 62            116            78            47             27             16
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-8
            WAL (YEARS)                 27.81          9.42           6.30          4.76           3.98           3.49
           MOD DURATION                 11.77          6.52           4.86          3.90           3.38           3.02
     PRINCIPAL WINDOW (MONTH)         295 - 356      55 - 170       37 - 114       37 - 84        38 - 65       37 - 53
         PRINCIPAL MONTHS                 62            116            78            48             28             17
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-9
            WAL (YEARS)                 27.81          9.42           6.30          4.75           3.96           3.45
           MOD DURATION                 10.99          6.30           4.74          3.81           3.30           2.95
     PRINCIPAL WINDOW (MONTH)         295 - 356      55 - 170       37 - 114       37 - 84        38 - 65       36 - 53
         PRINCIPAL MONTHS                 62            116            78            48             28             18
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

(1)    Assumes  1-month LIBOR remains  constant at 5.330%,  6-month  LIBOR  remains  constant at 5.420%,  1-year LIBOR remains constant at 5.400% and  1-year CMT remains constant at 5.279% and run at the Pricing Speed to call.

                                             CLASS M SENSITIVITY TABLE (TO MATURITY)(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                           0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-1
            WAL (YEARS)                 27.84          10.32          6.99          5.44           5.22           6.20
           MOD DURATION                 13.68          7.33           5.46          4.50           4.42           5.11
     PRINCIPAL WINDOW (MONTH)         295 - 358      55 - 299       37 - 217      42 - 162       50 - 126       34 - 117
         PRINCIPAL MONTHS                 64            245           181            121            77             84
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-2
            WAL (YEARS)                 27.84          10.30          6.96          5.34           4.76           4.59
           MOD DURATION                 13.64          7.31           5.45          4.43           4.07           3.97
     PRINCIPAL WINDOW (MONTH)         295 - 358      55 - 287       37 - 205      41 - 153       45 - 119       47 - 95
         PRINCIPAL MONTHS                 64            233           169            113            75             49
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-3
            WAL (YEARS)                 27.84          10.27          6.94          5.29           4.60           4.24
           MOD DURATION                 13.59          7.29           5.43          4.39           3.94           3.70
     PRINCIPAL WINDOW (MONTH)         295 - 358      55 - 276       37 - 196      40 - 145       43 - 113       44 - 91
         PRINCIPAL MONTHS                 64            222           160            106            71             48
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-4
            WAL (YEARS)                 27.84          10.25          6.91          5.25           4.51           4.07
           MOD DURATION                 13.42          7.24           5.40          4.35           3.85           3.55
     PRINCIPAL WINDOW (MONTH)         295 - 358      55 - 268       37 - 189      39 - 140       42 - 109       42 - 87
         PRINCIPAL MONTHS                 64            214           153            102            68             46
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-5
            WAL (YEARS)                 27.84          10.21          6.88          5.22           4.43           3.95
           MOD DURATION                 13.34          7.21           5.37          4.32           3.79           3.45
     PRINCIPAL WINDOW (MONTH)         295 - 358      55 - 260       37 - 181      39 - 134       41 - 104       40 - 84
         PRINCIPAL MONTHS                 64            206           145            96             64             45
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-6
            WAL (YEARS)                 27.84          10.16          6.84          5.17           4.36           3.85
           MOD DURATION                 13.23          7.16           5.34          4.28           3.73           3.36
     PRINCIPAL WINDOW (MONTH)         295 - 358      55 - 249       37 - 173      38 - 128        40 - 99       39 - 80
         PRINCIPAL MONTHS                 64            195           137            91             60             42
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-7
            WAL (YEARS)                 27.84          10.08          6.78          5.12           4.29           3.76
           MOD DURATION                 12.02          6.80           5.12          4.13           3.59           3.22
     PRINCIPAL WINDOW (MONTH)         295 - 358      55 - 238       37 - 164      38 - 121        39 - 94       38 - 75
         PRINCIPAL MONTHS                 64            184           128            84             56             38
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-8
            WAL (YEARS)                 27.84          9.96           6.69          5.05           4.21           3.66
           MOD DURATION                 11.78          6.69           5.04          4.06           3.52           3.14
     PRINCIPAL WINDOW (MONTH)         295 - 358      55 - 223       37 - 152      37 - 112        38 - 87       37 - 70
         PRINCIPAL MONTHS                 64            169           116            76             50             34
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                M-9
            WAL (YEARS)                 27.84          9.78           6.56          4.94           4.11           3.56
           MOD DURATION                 10.99          6.41           4.86          3.92           3.40           3.02
     PRINCIPAL WINDOW (MONTH)         295 - 358      55 - 205       37 - 139      37 - 103        38 - 80       36 - 64
         PRINCIPAL MONTHS                 64            151           103            67             43             29
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

(1)    Assumes  1-month LIBOR remains  constant at 5.330%,  6-month  LIBOR  remains  constant at 5.420%,  1-year LIBOR remains constant at 5.400% and  1-year CMT remains constant at 5.279% and run at the Pricing Speed to call.

                                                           FORWARD CURVES

------------- -------------- ------------- ------------ ------------ ------------ -------------- -------------- ------------- ------------
                   FWD           FWD           FWD         FWD                        FWD            FWD           FWD           FWD
                 1 Month       6 Month       1 Year       1 Year                     1 Month        6 Month        1 Year       1 Year
                LIBOR (%)     LIBOR (%)     LIBOR (%)     CMT (%)       Month       LIBOR (%)      LIBOR (%)     LIBOR (%)      CMT (%)

     1           5.330          5.420        5.400        5.279          43          5.220          5.315          5.395        4.674
     2           5.366          5.410        5.375        5.309          44          5.240          5.324          5.400        4.643
     3           5.401          5.391        5.349        5.323          45          5.256          5.331          5.404        4.612
     4           5.357          5.362        5.322        5.318          46          5.269          5.334          5.407        4.583
     5           5.353          5.322        5.301        5.287          47          5.276          5.335          5.409        4.556
     6           5.349          5.287        5.284        5.226          48          5.279          5.334          5.412        4.530
     7           5.276          5.238        5.270        5.138          49          5.278          5.334          5.415        4.508
     8           5.253          5.198        5.264        5.028          50          5.276          5.334          5.419        4.489
     9           5.230          5.166        5.262        4.901          51          5.275          5.336          5.424        4.473
     10          5.121          5.143        5.263        4.765          52          5.274          5.338          5.429        4.460
     11          5.145          5.144        5.273        4.625          53          5.275          5.342          5.436        4.451
     12          5.061          5.145        5.281        4.488          54          5.277          5.346          5.443        4.446
     13          5.045          5.166        5.294        4.364          55          5.279          5.352          5.450        4.444
     14          5.067          5.194        5.305        4.258          56          5.283          5.360          5.456        4.446
     15          5.095          5.222        5.311        4.174          57          5.289          5.368          5.463        4.451
     16          5.125          5.247        5.312        4.115          58          5.295          5.377          5.469        4.459
     17          5.155          5.267        5.307        4.081          59          5.303          5.386          5.473        4.468
     18          5.184          5.280        5.297        4.073          60          5.312          5.395          5.477        4.480
     19          5.209          5.285        5.282        4.093          61          5.323          5.402          5.479        4.493
     20          5.229          5.279        5.263        4.140          62          5.333          5.408          5.479        4.506
     21          5.241          5.263        5.242        4.211          63          5.341          5.412          5.477        4.520
     22          5.243          5.239        5.219        4.300          64          5.348          5.414          5.473        4.534
     23          5.234          5.210        5.196        4.402          65          5.353          5.415          5.467        4.549
     24          5.210          5.176        5.176        4.509          66          5.356          5.413          5.460        4.565
     25          5.174          5.143        5.159        4.612          67          5.358          5.409          5.451        4.580
     26          5.136          5.113        5.148        4.703          68          5.357          5.403          5.440        4.596
     27          5.101          5.087        5.143        4.779          69          5.355          5.395          5.429        4.613
     28          5.068          5.066        5.144        4.842          70          5.350          5.385          5.416        4.630
     29          5.039          5.052        5.151        4.890          71          5.343          5.374          5.403        4.647
     30          5.015          5.044        5.162        4.924          72          5.333          5.361          5.388        4.664
     31          4.996          5.045        5.178        4.945          73          5.322          5.348          5.373        4.682
     32          4.984          5.054        5.198        4.953          74          5.309          5.334          5.358        4.700
     33          4.979          5.070        5.220        4.949          75          5.296          5.319          5.343        4.718
     34          4.983          5.093        5.244        4.937          76          5.283          5.305          5.328        4.737
     35                                                                  77
                 4.995          5.120        5.269        4.916         7878         5.269          5.290          5.316        4.755
     36          5.018          5.150        5.294        4.889          78          5.255          5.274          5.306        4.774
     37          5.049          5.181        5.317        4.860          79          5.240          5.258          5.299        4.793
     38          5.082          5.210        5.337        4.829          80          5.225          5.242          5.296        4.812
     39          5.113          5.237        5.354        4.798          81          5.210          5.227          5.298        4.832
     40          5.143          5.262        5.368        4.767          82          5.194          5.214          5.306        4.851
     41          5.171          5.283        5.379        4.736          83          5.178          5.204          5.321        4.870
     42          5.197          5.301        5.388        4.705          84          5.161          5.200          5.343        4.890
------------------------------------------------------------------------------------------------------------------------------------------

                                                        EXCESS SPREAD TABLE

------------- ----------------- ----------------- -------------- ---------------- -------------------
              Static LIBOR(1)     Fwd LIBOR(2)                   Static LIBOR(1)     Fwd LIBOR(2)
                    (%)               (%)             Month            (%)               (%)

     1             2.82              2.82              43             5.02              5.07
     2             2.64              2.64              44             5.20              5.23
     3             2.82              2.82              45             5.02              5.03
     4             2.64              2.64              46             5.20              5.20
     5             2.64              2.64              47             5.08              5.07
     6             3.18              3.18              48             5.07              5.07
     7             2.64              2.69              49             5.25              5.24
     8             2.82              2.89              50             5.06              5.06
     9             2.64              2.73              51             5.24              5.24
     10            2.82              3.02              52             5.06              5.06
     11            2.63              2.82              53             5.05              5.05
     12            2.63              2.90              54             5.59              5.58
     13            2.81              3.09              55             5.04              5.04
     14            2.63              2.89              56             5.22              5.21
     15            2.81              3.04              57             5.03              5.02
     16            2.63              2.83              58             5.21              5.20
     17            2.63              2.80              59             5.03              5.04
     18            2.99              3.13              60             5.03              5.03
     19            2.63              2.75              61             5.21              5.20
     20            2.81              2.91              62             5.02              5.00
     21            2.63              2.72              63             5.20              5.17
     22            2.87              2.95              64             5.01              4.99
     23            3.25              3.30              65             5.00              5.00
     24            3.26              3.33              66             5.36              5.34
     25            3.44              3.54              67             4.99              4.97
     26            3.26              3.41              68             5.17              5.15
     27            3.44              3.61              69             4.98              4.96
     28            3.27              3.47              70             5.16              5.14
     29            3.29              3.48              71             4.98              4.94
     30            3.83              4.02              72             4.97              4.94
     31            3.30              3.53              73             5.15              5.13
     32            3.48              3.71              74             4.97              4.96
     33            3.30              3.55              75             5.14              5.15
     34            3.55              3.78              76             4.96              4.97
     35                                                77
                   4.67              4.90             7878            4.95              4.93
     36            4.67              4.88              78             5.49              5.48
     37            4.85              5.02              79             4.95              4.95
     38            4.58              4.74              80             5.12              5.14
     39            4.78              4.90              81             4.94              4.97
     40            4.62              4.72              82             5.12              5.16
     41            5.02              5.12              83             4.93              4.94
     42            5.57              5.62              84             4.93              4.95
-----------------------------------------------------------------------------------------------------

(1)    Assumes  1-month LIBOR remains  constant at 5.330%,  6-month  LIBOR  remains  constant at 5.420%,  1-year LIBOR remains constant at 5.400% and 1-year CMT remains  constant at 5.279% and run at the Pricing  Speed to call.  Assumes  payments are received from the related Yield Maintenance Agreement.

(2)    Assumes  1-month  Forward  LIBOR,  6-month  Forward  LIBOR,  1-year Forward LIBOR and 1-year CMT and run at the Pricing
       Speed to call.  Assumes payments are received from the related Yield Maintenance Agreement.

                                                         BREAK-EVEN TABLES

                -------------------------------- -------------------------------
                        Static LIBOR(1)                 Forward LIBOR(2)
                       40% Loss Severity               40% Loss Severity
                  CDR Break %       Cum Loss %     CDR Break %      Cum Loss %
                ----------------- -------------- ----------------- -------------
---------------
  Class M-1          29.89           22.14%           30.23           22.28%
  Class M-2          23.69           19.24%           23.99           19.39%
  Class M-3          20.45           17.49%           20.73           17.65%
  Class M-4          17.77           15.90%           18.03           16.06%
  Class M-5          15.44           14.39%           15.68           14.55%
  Class M-6          13.40           12.96%           13.63           13.13%
  Class M-7          11.52           11.55%           11.73           11.71%
  Class M-8           9.95           10.29%           10.16           10.46%
  Class M-9           9.05            9.53%            9.27           9.72%
--------------- ----------------- -------------- ----------------- -------------

(1)    Assumes  1-month LIBOR remains  constant at 5.330%,  6-month  LIBOR  remains  constant at 5.420%,  1-year LIBOR remains constant at 5.400% and 1-year CMT remains  constant at 5.279% and run at the Pricing  Speed to call.  Assumes  payments are received from the related Yield Maintenance Agreement.

(2)    Assumes  1-month  Forward  LIBOR,  6-month  Forward  LIBOR,  1-year Forward LIBOR and 1-year Forward CMT and run at the pricing speed to maturity.

ASSUMPTIONS:
Assumes 100% principal and interest advancing
40% severity rate
12 months recovery lag
Triggers are in effect at all times
Pricing speed
Run to maturity
CDR Break means when bonds receive first principal dollar loss

                                                        CONTACT INFORMATION

------------------------------------------------------------------------------------------------------------------------

NAME:                                      TELEPHONE:                  E-MAIL:
John Herbert                               (212) 325-2412              john.herbert@credit-suisse.com
Director
Kenny Rosenberg                            (212) 325-3587              kenneth.rosenberg@credit-suisse.com
Vice President
Stephen Marchi                             (212) 325-0785              stephen.marchi@credit-suisse.com
Analyst
Obi Nwokorie - Structuring                 (212) 325-1991              obi.nwokorie@credit-suisse.com
Director
JC Tan - Structuring                       (212) 325-1037              jc.tan@credit-suisse.com
Associate
Nayan Bhattad - Collateral                 (212) 325-2936              nayan.bhattad@credit-suisse.com
Associate
Tricia Hazelwood - Syndicate               (212) 325-8549              tricia.hazelwood@credit-suisse.com
Managing Director
James Drvostep - Syndicate                 (212) 325-8549              james.drvostep@credit-suisse.com
Associate
Melissa Simmons - Syndicate                (212) 325-8549              melissa.simmons@credit-suisse.com
Assistant Vice President
------------------------------------------ --------------------------- -------------------------------------------------

NAME:                                      TELEPHONE:                   E-MAIL:
MOODY'S
Odile Grisard Boucher                      (212) 553-1382               Odile.GrisardBoucher@moodys.com

S&P
Sharif Mahdavian                           (212) 438-2412               sharif_mahdavian@sandp.com

FITCH
Laura Pokojni                              (212) 908-0228               Laura.pokojni@fitchratings.com

Marc Lessner                               (212) 908-0693               Marc.lessner@fitchratings.com

------------------------------------------ ---------------------------- --------------------------------------------------